Exhibit 99.1
News Release

Contact:	Robin Gray Corporate Communications 202-637-0317 Emily Duncan Investor Relations 312-394-2345
EXELON REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS
AND INITIATES 2019 FINANCIAL OUTLOOK

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Exelon's GAAP Net Income for the fourth quarter of 2018 decreased to $0.16 per share from $1.94 per share in the fourth quarter of 2017. Adjusted (non-GAAP) Operating Earnings increased to $0.58 per share in the fourth quarter of 2018 from $0.56 per share in the fourth quarter of 2017

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Exelon introduces a 2019 adjusted (non-GAAP) operating earnings guidance range of $3.00-$3.30 per share, reflecting growth in Utilities, recognition of New Jersey Zero Emissions Credit (ZEC) revenues, and the impact of previously announced cost reduction initiatives

•	Exelon Utilities project capital expenditures of $23 billion over the next four years, supporting 7.8 percent annual rate base growth to the benefit of its customers

•	Exelon Generation projects available cash flow of $7.8 billion over the next four years, supporting Exelon’s priorities of Utility reinvestment and debt reduction

•	All four utilities ended the year in the top quartile for SAIFI (outage frequency) while most utilities demonstrated strong performance in CAIDI (outage duration) and customer satisfaction

•	Exelon Nuclear achieved the most nuclear power ever generated at 159 TWhs
CHICAGO (Feb. 8, 2019) — Exelon Corporation (NYSE: EXC) today reported its financial results for the fourth quarter and full year 2018.
“This was another record-breaking year for Exelon, with our Utility and Generation businesses demonstrating best-ever performances in multiple categories thanks to the hard work of our employees, who also surpassed their previous record for volunteerism. Our ongoing strategy to invest in advanced technology and infrastructure resulted in improved resiliency, reliability and customer satisfaction at our electric and gas companies,” said Chris Crane, Exelon president and CEO. “In 2019, we will grow our dividend by 5 percent and seek fair compensation for the zero-carbon power our nuclear fleet provides. We will also modernize the electric grid to address the challenges of climate change and to provide customers with clean, affordable power.”
“Exelon delivered another solid financial performance in 2018, earning $3.12 per share on an adjusted (non-GAAP) operating basis, which is at the midpoint of our revised full year guidance of $3.05-$3.20 per share and $0.07 above our original midpoint,” said Joe Nigro, Exelon senior executive vice president and CFO. “Over the next four years we will invest nearly $23 billion to strengthen the reliability and resiliency of our

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system, enable our communities to meet their low carbon energy goals and improve service to our 10 million utility customers.  The successes we achieved in 2018 position us well for the year ahead, and we anticipate even more benefits from much-needed policy and market reforms.”
Fourth Quarter 2018
Exelon's GAAP Net Income for the fourth quarter of 2018 decreased to $0.16 per share from $1.94 per share in the fourth quarter of 2017. Adjusted (non-GAAP) Operating Earnings increased to $0.58 per share in the fourth quarter of 2018 from $0.56 per share in the fourth quarter of 2017. For the reconciliations of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 7.
Adjusted (non-GAAP) Operating Earnings in the fourth quarter of 2018 primarily reflect higher utility earnings due to electric distribution and energy efficiency earnings at ComEd, regulatory rate increases at PHI and the absence of a 2017 impairment of certain transmission-related income tax regulatory assets; and, at Generation, lower realized energy prices, partially offset by the favorable impacts of Illinois ZEC revenue, increased capacity prices and tax savings related to the Tax Cuts and Jobs Act (TCJA).
Full Year 2018
Exelon's GAAP Net Income decreased to $2.07 per share from $3.99 per share in 2017. Exelon's Adjusted (non-GAAP) Operating Earnings for 2018 increased to $3.12 per share from $2.62 per share in 2017.
Adjusted (non-GAAP) Operating Earnings for the full year 2018 reflect higher utility earnings due to electric distribution and energy efficiency earnings at ComEd, regulatory rate increases at BGE and PHI, favorable weather conditions and volumes at PECO and PHI and the absence of a 2017 impairment of certain transmission-related income tax regulatory assets, all of which were partially offset by increased storm costs at PECO and BGE. On the Generation side, the Adjusted (non-GAAP) Operating Earnings also reflect the favorable impacts of New York and Illinois ZEC revenue (including the impact of ZECs generated in Illinois from June 1, 2017 through Dec. 31, 2017), increased capacity prices, tax savings related to the TCJA, realized gains on nuclear decommissioning trust (NDT) funds and decreased nuclear outage days, all of which were partially offset by lower realized energy prices and the absence of earnings from Exelon Generation Texas Power due to its deconsolidation in the fourth quarter of 2017.
Operating Company Results1
ComEd
ComEd's fourth quarter of 2018 GAAP Net Income increased to $141 million from $120 million in the fourth quarter of 2017. ComEd’s Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2018 increased to $141 million from $123 million in the fourth quarter of 2017, primarily reflecting higher electric distribution and energy efficiency earnings. Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.
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1Exelon’s five business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware; and Generation, which consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products and risk management services.

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PECO
PECO’s fourth quarter of 2018 GAAP Net Income increased to $124 million from $107 million in the fourth quarter of 2017. PECO’s Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2018 increased to $125 million from $95 million in the fourth quarter of 2017, primarily due to favorable volumes and income tax impacts.
BGE
BGE’s fourth quarter of 2018 GAAP Net Income decreased to $71 million from $76 million in the fourth quarter of 2017. BGE’s Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2018 decreased to $72 million from $82 million in the fourth quarter of 2017. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.
PHI
PHI’s fourth quarter of 2018 GAAP Net Income increased to $62 million from $4 million in the fourth quarter of 2017. PHI’s Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2018 increased to $68 million from $48 million in the fourth quarter of 2017, primarily due to regulatory rate increases and the absence of a 2017 impairment of certain transmission-related income tax regulatory assets. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland and Pepco District of Columbia are not affected by actual weather or customer usage patterns.
Generation
Generation had a GAAP Net Loss of $178 million in the fourth quarter of 2018 compared with GAAP Net Income of $2,224 million in the fourth quarter of 2017. Generation’s Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2018 decreased to $221 million from $261 million in the fourth quarter of 2017, primarily reflecting lower realized energy prices, partially offset by the favorable impacts of Illinois ZEC revenue, increased capacity prices and tax savings related to the TCJA.
The proportion of expected generation hedged for the Mid-Atlantic, Midwest, New York and ERCOT reportable segments as of Dec. 31, 2018, was 89.0 percent to 92.0 percent for 2019, 56.0 percent to 59.0 percent for 2020 and 32.0 percent to 35.0 percent for 2021.
Initiates Annual Guidance for 2019
Exelon introduced a guidance range for 2019 Adjusted (non-GAAP) Operating Earnings of $3.00 to $3.30 per share. The outlook for 2019 Adjusted (non-GAAP) Operating Earnings for Exelon and its subsidiaries excludes the following items:

•	Mark-to-market adjustments from economic hedging activities;

•	Unrealized gains and losses from NDT funds to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements;

•	Certain costs incurred related to plant retirements;

•	Certain costs incurred to achieve cost management program savings;

•	Other unusual items; and

•	Generation's noncontrolling interest related to Constellation Energy Nuclear Group (CENG) exclusion items.

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Recent Developments and Fourth Quarter Highlights

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Utility Capex and Rate Base Update: Exelon Utilities will invest nearly $23 billion of capital over the next four years. These investments will help ensure more reliable and efficient transmission and distribution of electricity and gas for our 10 million utility customers, while also preparing us for the future. The increased capital investments are expected to drive rate base growth 7.8 percent annually to $50.7 billion by 2022 and exceed the 7.4 percent growth expectations for 2017-2021 projected a year ago.

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Generation and Free Cash Flow Outlook: Cumulatively from 2019 through 2022, Generation projects $7.8 billion of available cash flow before growth capex, which is $0.2 billion higher than the prior 4-year outlook. This financial outlook accounts for the latest power price forwards at year-end, current gross margin outlook at Constellation, latest O&M forecast that reflects pension cost updates and the Everett Marine Terminal acquisition, benefits of previously announced cost reduction initiatives and the planned closure of TMI. The $7.8 billion will primarily support our strategic capital allocation priorities which entail: i) funding $4.0-$4.4 billion of growth capital at the utilities; ii) supporting our 5 percent annual dividend growth commitment; and iii) reducing debt by $2.5 billion.

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ComEd Distribution Rate Formula: On Dec. 4, 2018, the Illinois Commerce Commission (ICC) issued its final order approving ComEd’s 2018 annual distribution formula rate update. The final order resulted in a $24 million decrease to the revenue requirement, reflecting a $58 million decrease for the initial revenue requirement for 2018 and a $34 million increase related to the annual reconciliation for 2017. The increase was set using an allowed return on rate base of 6.52 percent for the initial revenue requirement and the annual reconciliation, inclusive of an allowed ROE of 8.69 percent. The rates took effect in January 2019.

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PECO Electric Distribution Base Rate Case: On Dec. 20, 2018, the Pennsylvania Public Utility Commission (PAPUC) approved the partial settlement agreement with an effective date of Jan. 1, 2019, that provides for a $25 million net increase to PECO's annual electric distribution base rates, which includes $71 million in annual ongoing TCJA tax savings. In PECO's original filing with the PAPUC on March 29, 2018, PECO had requested a ROE of 10.95 percent. No approved ROE was specified in the PAPUC order.

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BGE Maryland Natural Gas Distribution Base Rate Case: On Jan. 4, 2019, the Maryland Public Service Commission (MDPSC) issued its final order providing for a net increase to BGE's annual natural gas distribution base rates of $43 million and reflecting a ROE of 9.8 percent.

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Pepco Maryland Electric Distribution Base Rate Case: On Jan. 15, 2019, Pepco filed an application with the MDPSC, requesting a $30 million increase to its electric distribution base rates and a 10.3 percent ROE. Pepco currently expects a decision in the third quarter of 2019 but cannot predict if the MDPSC will approve the application as filed.

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DPL Delaware Natural Gas Distribution Base Rate Case: On Nov. 8, 2018, the Delaware Public Service Commission (DPSC) approved the settlement agreement, providing for a $4 million net decrease to DPL's annual natural gas distribution base rates, which includes annual ongoing TCJA tax savings and reflects a 9.7 percent ROE. In addition, the settlement agreement separately provides a one-time bill credit to customers of approximately $1 million representing the TCJA tax savings for the period Feb. 1, 2018, through March 17, 2018, when full interim rates were put into effect.

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Mystic Cost-of-Service Federal Energy Regulatory Commission (FERC) Filing: On Dec. 20, 2018, FERC issued an order accepting Generation’s cost of service agreement reflecting a number of adjustments to the annual fixed revenue requirement and allowing for recovery of a substantial portion of the costs associated with the Everett Marine Terminal. FERC also directed a paper hearing on ROE using a new methodology. Initial and reply briefs on ROE will be due on April 18, 2019, and July 18, 2019, respectively. These will be reflected in a compliance filing due Feb. 18, 2019. On Jan. 4, 2019, Generation notified ISO-NE that it will participate in the Forward Capacity Market auction for the 2022-2023 capacity commitment period. In addition, on Jan. 22, 2019, Exelon and several other parties filed requests for rehearing of certain findings of the Dec. 20, 2018, order. The request for rehearing does not alter Generation's commitment to participate in the Forward Capacity Auction for the 2022-2023 capacity commitment period.

To ensure the continued reliable supply of fuel to Mystic Units 8 and 9 while they remain operating, on Oct. 1, 2018, Generation acquired the Everett Marine Terminal in Massachusetts for a purchase price of $81 million. Generation also settled its existing long-term gas supply agreement, resulting in a $75 million pre-tax gain.

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District of Columbia Clean Energy Act: On Dec. 18, 2018, the Council of the District of Columbia passed the Clean Energy District of Columbia Omnibus Amendment Act of 2018 (the Act), which was subsequently signed by the Mayor of the District of Columbia on Jan. 18, 2019. The Act is expected to take effect in February 2019 following the expiration of a 30-day review process by the U.S. House of Representatives. Among other things, the Act would increase electric load by requiring all public buses, taxis and other specified fleets to be solely zero-emissions vehicles by 2045. The Act would also clarify that, under certain circumstances, the gas and electric utilities may offer and receive cost recovery, including a return on investment on capital and related costs for energy efficiency programs in the District of Columbia.

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Pension Plan Merger: Effective Jan. 1, 2019, Exelon is merging the Exelon Corporation Cash Balance Pension Plan (CBPP) into the Exelon Corporation Retirement Program (ECRP). The merging of the plans is not changing the benefits offered to the plan participants and, thus, has no impact on Exelon's pension obligation. However, beginning in 2019, actuarial losses and gains related to the CBPP and ECRP will be amortized over participants’ average remaining service period of the merged ECRP rather than each individual plan, which will lower Exelon’s 2019 pre-tax pension cost by approximately $90 million.

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Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100 percent of the CENG units, produced 45,809 gigawatt-hours (GWhs) in the fourth quarter of 2018, compared with 47,528 GWhs in the fourth quarter of 2017. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 95.1 percent capacity factor for the fourth quarter of 2018, compared with 95.3 percent for the fourth quarter of 2017. Excluding Salem, the number of planned refueling outage days in the fourth quarter of 2018 totaled 76, compared with 60 in the fourth quarter of 2017. There were 18 non-refueling outage days in both the fourth quarter of 2018 and 2017.

•	Fossil and Renewables Operations: The Dispatch Match rate for Generation’s gas and hydro fleet was 99.3 percent in the fourth quarter of 2018, compared with 98.4 percent in the fourth quarter of 2017.
Energy Capture for the wind and solar fleet was 97.0 percent in the fourth quarter of 2018, compared with 96.2 percent in the fourth quarter of 2017.

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Financing Activities: On Nov. 11, 2018, Pepco issued $100 million aggregate principal amount of its First Mortgage Bonds, 4.31 percent due Nov. 1, 2048. Pepco used the proceeds to repay outstanding commercial paper and for general corporate purposes.

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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliations
Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2018 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2018 GAAP Net Income (Loss)	$0.16	$152	$141	$124	$71	$62	$(178)
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $63 and $61, respectively)	0.19	178	—	—	—	—	176
Unrealized Losses Related to Nuclear Decommissioning Trust (NDT) Funds (net of taxes of $172)	0.25	243	—	—	—	—	243
Merger Commitments (net of taxes of $0 and $1, respectively)	—	—	—	—	—	4	—
Plant Retirements and Divestitures (net of taxes of $32 and $31, respectively)	0.10	90	—	—	—	—	91
Cost Management Program (net of taxes of $6, $0, $0, $1 and $5, respectively)	0.02	18	—	1	1	2	14
Annual Asset Retirement Obligation Update (net of taxes of $1)	—	4	—	—	—	—	4
Change in Environmental Liabilities (net of taxes of $1)	—	3	—	—	—	—	3
Gain on Contract Settlement (net of taxes of $20 and $19, respectively)	(0.06)	(55)	—	—	—	—	(56)
Reassessment of Deferred Income Taxes (entire amount represents tax expense)	—	3	—	—	—	—	1
Noncontrolling Interests (net of taxes of $15)	(0.08)	(77)	—	—	—	—	(77)
2018 Adjusted (non-GAAP) Operating Earnings	$0.58	$559	$141	$125	$72	$68	$221

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Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2017 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2017 GAAP Net Income	$1.94	$1,880	$120	$107	$76	$4	$2,224
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $7 and $6, respectively)	0.01	8	—	—	—	—	9
Unrealized Gains Related to NDT Funds (net of taxes of $105)	(0.11)	(108)	—	—	—	—	(108)
Amortization of Commodity Contract Intangibles (net of taxes of $5)	0.01	8	—	—	—	—	8
Merger and Integration Costs (net of taxes of $1, $1 and $0, respectively)	—	1	—	—	1	—	1
Long-Lived Asset Impairments (net of taxes of $16, $9 and $8, respectively)	0.03	29	—	—	—	16	12
Plant Retirements and Divestitures (net of taxes of $45)	0.07	70	—	—	—	—	70
Cost Management Program (net of taxes of $6, $1, $0 and $5, respectively)	0.01	10	—	1	1	—	8
Vacation Policy Change (net of taxes of $21, $1, $1, $3 and $16, respectively)	(0.03)	(33)	—	(1)	(1)	(5)	(26)
Change in Environmental Liabilities (net of taxes of $17)	0.03	27	—	—	—	—	27
Gain on Deconsolidation of Businesses (net of taxes of $83)	(0.14)	(130)	—	—	—	—	(130)
Reassessment of Deferred Income Taxes (entire amount represents tax expense)	(1.30)	(1,257)	3	(12)	5	33	(1,874)
Noncontrolling Interests (net of taxes of $8)	0.04	40	—	—	—	—	40
2017 Adjusted (non-GAAP) Operating Earnings	$0.56	$545	$123	$95	$82	$48	$261

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Adjusted (non-GAAP) Operating Earnings for the full year 2018 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2018 GAAP Net Income	$2.07	$2,010	$664	$460	$313	$398	$370
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $89 and $84, respectively)	0.26	252	—	—	—	—	241
Unrealized Losses Related to NDT Funds (net of taxes of $289)	0.35	337	—	—	—	—	337
Merger and Integration Costs (net of taxes of $2)	—	3	—	—	—	—	3
Merger Commitments (net of taxes of $0 and $1, respectively)	—	—	—	—	—	4	—
Long-Lived Asset Impairments (net of taxes of $13)	0.04	35	—	—	—	—	35
Plant Retirements and Divestitures (net of taxes of $181 and $178, respectively)	0.53	512	—	—	—	—	514
Cost Management Program (net of taxes of $16, $1, $1, $2 and $12 respectively)	0.05	48	—	3	3	4	37
Annual Asset Retirement Obligation Update (net of taxes of $7, $6 and $1, respectively)	0.02	20	—	—	—	16	4
Change in Environmental Liabilities (net of taxes of $0)	—	(1)	—	—	—	—	(1)
Gain on Contract Settlement (net of taxes of $20 and $19, respectively)	(0.06)	(55)	—	—	—	—	(56)
Reassessment of Deferred Income Taxes (entire amount represents tax expense)	(0.02)	(22)	—	—	—	(7)	(28)
Noncontrolling Interests (net of taxes of $24)	(0.12)	(113)	—	—	—	—	(113)
2018 Adjusted (non-GAAP) Operating Earnings	$3.12	$3,026	$664	$463	$316	$415	$1,343

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Adjusted (non-GAAP) Operating Earnings for the full year 2017 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2017 GAAP Net Income	$3.99	$3,786	$567	$434	$307	$362	$2,710
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $68 and $66, respectively)	0.11	107	—	—	—	—	109
Unrealized Gains Related to NDT Funds (net of taxes of $286)	(0.34)	(318)	—	—	—	—	(318)
Amortization of Commodity Contract Intangibles (net of taxes of $22)	0.04	34	—	—	—	—	34
Merger and Integration Costs (net of taxes of $25, $0, $2, $2, $7 and $27, respectively)	0.04	40	1	2	2	(10)	44
Merger Commitments (net of taxes of $137, $52 and $18, respectively)	(0.14)	(137)	—	—	—	(59)	(18)
Long-Lived Asset Impairments (net of taxes of $204, $9 and $194, respectively)	0.34	321	—	—	—	16	306
Plant Retirements and Divestitures (net of taxes of $134 and $133, respectively)	0.22	207	—	—	—	—	208
Cost Management Program (net of taxes of $21, $3, $3 and $15, respectively)	0.04	34	—	4	5	—	25
Annual Asset Retirement Obligation Update (net of taxes of $1)	—	(2)	—	—	—	—	(2)
Vacation Policy Change (net of taxes of $21, $1, $1, $3 and $16, respectively)	(0.03)	(33)	—	(1)	(1)	(5)	(26)
Change in Environmental Liabilities (net of taxes of $17)	0.03	27	—	—	—	—	27
Bargain Purchase Gain (net of taxes of $0)	(0.25)	(233)	—	—	—	—	(233)
Gain on Deconsolidation of Business (net of taxes of $83)	(0.14)	(130)	—	—	—	—	(130)
Like-Kind Exchange Tax Position (net of taxes of $66 and $9, respectively)	(0.03)	(26)	23	—	—	—	—
Reassessment of Deferred Income Taxes (entire amount represents tax expense)	(1.37)	(1,299)	1	(12)	5	34	(1,856)
Tax Settlements (net of taxes of $1)	(0.01)	(5)	—	—	—	—	(5)
Noncontrolling Interests (net of taxes of $24)	0.12	114	—	—	—	—	114
2017 Adjusted (non-GAAP) Operating Earnings	$2.62	$2,487	$592	$427	$318	$338	$989

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Note:
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT funds, the marginal statutory income tax rates for 2018 and 2017 ranged from 26.0 percent to 29.0 percent and 39.0 percent to 41.0 percent, respectively. Under IRS regulations, NDT fund returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT funds were 41.4 percent and 49.5 percent for the three months ended Dec. 31, 2018 and 2017, respectively; and were 46.2 percent and 47.4 percent for the twelve months ended Dec. 31, 2018 and 2017, respectively.
Webcast Information
Exelon will discuss fourth quarter 2018 earnings in a one-hour conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.
About Exelon
Exelon Corporation (NYSE: EXC) is a Fortune 100 energy company with the largest number of electricity and natural gas customers in the U.S. Exelon does business in 48 states, the District of Columbia and Canada and had 2018 revenue of $36 billion. Exelon serves approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 32,000 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential, public sector and business customers, including more than two-thirds of the Fortune 100. Follow Exelon on Twitter @Exelon.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. The Company has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on Feb 8, 2019.

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Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by the Registrants include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2017 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23, Commitments and Contingencies; (2) the Registrants' Third Quarter 2018 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 17, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments
Table of Contents

Consolidating Statements of Operations - Three Months Ended December 31, 2018 and 2017	1

Consolidating Statements of Operations - Twelve Months Ended December 31, 2018 and 2017	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Twelve Months Ended December 31, 2018 and 2017	3

Business Segment Comparative Statements of Operations - PECO and BGE - Three and Twelve Months Ended December 31, 2018 and 2017	4

Business Segment Comparative Statements of Operations - PHI and Other - Three and Twelve Months Ended December 31, 2018 and 2017	5

Consolidated Balance Sheets - December 31, 2018 and December 31, 2017	6

Consolidated Statements of Cash Flows - Twelve Months Ended December 31, 2018 and 2017	7

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Exelon - Three Months Ended December 31, 2018 and 2017	8

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Exelon - Twelve Months Ended December 31, 2018 and 2017	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income - Three Months Ended December 31, 2018 and 2017	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income - Twelve Months Ended December 31, 2018 and 2017	14

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Generation - Three and Twelve Months Ended December 31, 2018 and 2017	17

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - ComEd - Three and Twelve Months Ended December 31, 2018 and 2017	19

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - PECO - Three and Twelve Months Ended December 31, 2018 and 2017	20

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - BGE - Three and Twelve Months Ended December 31, 2018 and 2017	21

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - PHI - Three and Twelve Months Ended December 31, 2018 and 2017	22

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Other - Three and Twelve Months Ended December 31, 2018 and 2017	24

Exelon Generation Statistics - Three Months Ended December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018 and December 31, 2017	26

Exelon Generation Statistics - Twelve Months Ended December 31, 2018 and 2017	27

ComEd Statistics - Three and Twelve Months Ended December 31, 2018 and 2017	28

PECO Statistics - Three and Twelve Months Ended December 31, 2018 and 2017	29

BGE Statistics - Three and Twelve Months Ended December 31, 2018 and 2017	31

Pepco Statistics - Three and Twelve Months Ended December 31, 2018 and 2017	33

DPL Statistics - Three and Twelve Months Ended December 31, 2018 and 2017	34

ACE Statistics - Three and Twelve Months Ended December 31, 2018 and 2017	36

EXELON CORPORATION
Consolidating Statements of Operations
(unaudited)
(in millions)

	Three Months Ended December 31, 2018
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$5,069	$1,373	$765	$799	$1,117	$(309)	$8,814
Operating expenses
Purchased power and fuel	3,140	454	273	300	422	(293)	4,296
Operating and maintenance	1,337	360	212	199	274	(80)	2,302
Depreciation and amortization	415	244	77	125	184	23	1,068
Taxes other than income	142	73	38	66	112	10	441
Total operating expenses	5,034	1,131	600	690	992	(340)	8,107
Gain on sales of assets and businesses	—	—	—	—	1	—	1
Operating income	35	242	165	109	126	31	708
Other income and (deductions)
Interest expense, net	(128)	(87)	(33)	(28)	(67)	(73)	(416)
Other, net	(342)	13	3	5	10	(12)	(323)
Total other income and (deductions)	(470)	(74)	(30)	(23)	(57)	(85)	(739)
(Loss) income before income taxes	(435)	168	135	86	69	(54)	(31)
Income taxes	(217)	27	11	15	7	15	(142)
Equity in (losses) earnings of unconsolidated affiliates	(7)	—	—	—	—	1	(6)
Net (loss) income	(225)	141	124	71	62	(68)	105
Net loss attributable to noncontrolling interests	(47)	—	—	—	—	—	(47)
Net (loss) income attributable to common shareholders	$(178)	$141	$124	$71	$62	$(68)	$152

	Three Months Ended December 31, 2017 (c)
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$4,657	$1,309	$729	$813	$1,121	$(245)	$8,384
Operating expenses
Purchased power and fuel	2,403	399	250	280	398	(222)	3,508
Operating and maintenance	1,421	332	211	184	292	(72)	2,368
Depreciation and amortization	412	220	73	125	164	21	1,015
Taxes other than income	130	73	38	61	108	8	418
Total operating expenses	4,366	1,024	572	650	962	(265)	7,309
Gain (loss) on sales of assets and businesses	—	1	—	—	—	(1)	—
Gain on deconsolidation of business	213	—	—	—	—	—	213
Operating income	504	286	157	163	159	19	1,288
Other income and (deductions)
Interest expense, net	(98)	(87)	(33)	(25)	(62)	(60)	(365)
Other, net	299	10	3	4	15	(27)	304
Total other income and (deductions)	201	(77)	(30)	(21)	(47)	(87)	(61)
Income (loss) before income taxes	705	209	127	142	112	(68)	1,227
Income taxes	(1,592)	89	20	66	108	583	(726)
Equity in (losses) earnings of unconsolidated affiliates	(7)	—	—	—	—	1	(6)
Net income (loss)	2,290	120	107	76	4	(650)	1,947
Net income attributable to noncontrolling interests	66	—	—	—	—	1	67
Net income (loss) attributable to common shareholders	$2,224	$120	$107	$76	$4	$(651)	$1,880

(a)	PHI includes the consolidated results of Pepco, DPL and ACE.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(c)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
Consolidating Statements of Operations
(unaudited)
(in millions)

	Twelve Months Ended December 31, 2018
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$20,437	$5,882	$3,038	$3,169	$4,805	$(1,346)	$35,985
Operating expenses
Purchased power and fuel	11,693	2,155	1,090	1,182	1,831	(1,281)	16,670
Operating and maintenance	5,464	1,335	898	777	1,130	(267)	9,337
Depreciation and amortization	1,797	940	301	483	740	92	4,353
Taxes other than income	556	311	163	254	455	44	1,783
Total operating expenses	19,510	4,741	2,452	2,696	4,156	(1,412)	32,143
Gain on sales of assets and businesses	48	5	1	1	1	—	56
Operating income	975	1,146	587	474	650	66	3,898
Other income and (deductions)
Interest expense, net	(432)	(347)	(129)	(106)	(261)	(279)	(1,554)
Other, net	(178)	33	8	19	43	(37)	(112)
Total other income and (deductions)	(610)	(314)	(121)	(87)	(218)	(316)	(1,666)
Income (loss) before income taxes	365	832	466	387	432	(250)	2,232
Income taxes	(108)	168	6	74	35	(55)	120
Equity in (losses) earnings of unconsolidated affiliates	(30)	—	—	—	1	1	(28)
Net income (loss)	443	664	460	313	398	(194)	2,084
Net income attributable to noncontrolling interests	73	—	—	—	—	1	74
Net income (loss) attributable to common shareholders	$370	$664	$460	$313	$398	$(195)	$2,010

	Twelve Months Ended December 31, 2017 (c)
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$18,500	$5,536	$2,870	$3,176	$4,679	$(1,196)	$33,565
Operating expenses
Purchased power and fuel	9,690	1,641	969	1,133	1,716	(1,114)	14,035
Operating and maintenance	6,299	1,427	806	716	1,068	(291)	10,025
Depreciation and amortization	1,457	850	286	473	675	87	3,828
Taxes other than income	555	296	154	240	452	34	1,731
Total operating expenses	18,001	4,214	2,215	2,562	3,911	(1,284)	29,619
Gain (loss) on sales of assets and businesses	2	1	—	—	1	(1)	3
Bargain purchase gain	233	—	—	—	—	—	233
Gain on deconsolidation of business	213	—	—	—	—	—	213
Operating income	947	1,323	655	614	769	87	4,395
Other income and (deductions)
Interest expense, net	(440)	(361)	(126)	(105)	(245)	(283)	(1,560)
Other, net	948	22	9	16	54	(102)	947
Total other income and (deductions)	508	(339)	(117)	(89)	(191)	(385)	(613)
Income (loss) before income taxes	1,455	984	538	525	578	(298)	3,782
Income taxes	(1,376)	417	104	218	217	294	(126)
Equity in (losses) earnings of unconsolidated affiliates	(33)	—	—	—	1	—	(32)
Net income (loss)	2,798	567	434	307	362	(592)	3,876
Net income attributable to noncontrolling interests	88	—	—	—	—	2	90
Net income (loss) attributable to common shareholders	$2,710	$567	$434	$307	$362	$(594)	$3,786

(a)	PHI includes the consolidated results of Pepco, DPL and ACE.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(c)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	Generation
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017 (a)	Variance	2018	2017 (a)	Variance
Operating revenues	$5,069	$4,657	$412	$20,437	$18,500	$1,937
Operating expenses
Purchased power and fuel	3,140	2,403	737	11,693	9,690	2,003
Operating and maintenance	1,337	1,421	(84)	5,464	6,299	(835)
Depreciation and amortization	415	412	3	1,797	1,457	340
Taxes other than income	142	130	12	556	555	1
Total operating expenses	5,034	4,366	668	19,510	18,001	1,509
Gain on sales of assets and businesses	—	—	—	48	2	46
Bargain purchase gain	—	—	—	—	233	(233)
Gain on deconsolidation of business	—	213	(213)	—	213	(213)
Operating income	35	504	(469)	975	947	28
Other income and (deductions)
Interest expense, net	(128)	(98)	(30)	(432)	(440)	8
Other, net	(342)	299	(641)	(178)	948	(1,126)
Total other income and (deductions)	(470)	201	(671)	(610)	508	(1,118)
(Loss) income before income taxes	(435)	705	(1,140)	365	1,455	(1,090)
Income taxes	(217)	(1,592)	1,375	(108)	(1,376)	1,268
Equity in losses of unconsolidated affiliates	(7)	(7)	—	(30)	(33)	3
Net (loss) income	(225)	2,290	(2,515)	443	2,798	(2,355)
Net (loss) income attributable to noncontrolling interests	(47)	66	(113)	73	88	(15)
Net (loss) income attributable to membership interest	$(178)	$2,224	$(2,402)	$370	$2,710	$(2,340)

	ComEd
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017 (a)	Variance	2018	2017 (a)	Variance
Operating revenues	$1,373	$1,309	$64	$5,882	$5,536	$346
Operating expenses
Purchased power	454	399	55	2,155	1,641	514
Operating and maintenance	360	332	28	1,335	1,427	(92)
Depreciation and amortization	244	220	24	940	850	90
Taxes other than income	73	73	—	311	296	15
Total operating expenses	1,131	1,024	107	4,741	4,214	527
Gain on sales of assets	—	1	(1)	5	1	4
Operating income	242	286	(44)	1,146	1,323	(177)
Other income and (deductions)
Interest expense, net	(87)	(87)	—	(347)	(361)	14
Other, net	13	10	3	33	22	11
Total other income and (deductions)	(74)	(77)	3	(314)	(339)	25
Income before income taxes	168	209	(41)	832	984	(152)
Income taxes	27	89	(62)	168	417	(249)
Net income	$141	$120	$21	$664	$567	$97

(a)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	PECO
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	Variance	2018	2017	Variance
Operating revenues	$765	$729	$36	$3,038	$2,870	$168
Operating expenses
Purchased power and fuel	273	250	23	1,090	969	121
Operating and maintenance	212	211	1	898	806	92
Depreciation and amortization	77	73	4	301	286	15
Taxes other than income	38	38	—	163	154	9
Total operating expenses	600	572	28	2,452	2,215	237
Gain on sales of assets	—	—	—	1	—	1
Operating income	165	157	8	587	655	(68)
Other income and (deductions)
Interest expense, net	(33)	(33)	—	(129)	(126)	(3)
Other, net	3	3	—	8	9	(1)
Total other income and (deductions)	(30)	(30)	—	(121)	(117)	(4)
Income before income taxes	135	127	8	466	538	(72)
Income taxes	11	20	(9)	6	104	(98)
Net income	$124	$107	$17	$460	$434	$26

	BGE
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017 (a)	Variance	2018	2017 (a)	Variance
Operating revenues	$799	$813	$(14)	$3,169	$3,176	$(7)
Operating expenses
Purchased power and fuel	300	280	20	1,182	1,133	49
Operating and maintenance	199	184	15	777	716	61
Depreciation and amortization	125	125	—	483	473	10
Taxes other than income	66	61	5	254	240	14
Total operating expenses	690	650	40	2,696	2,562	134
Gain on sales of assets	—	—	—	1	—	1
Operating income	109	163	(54)	474	614	(140)
Other income and (deductions)
Interest expense, net	(28)	(25)	(3)	(106)	(105)	(1)
Other, net	5	4	1	19	16	3
Total other income and (deductions)	(23)	(21)	(2)	(87)	(89)	2
Income before income taxes	86	142	(56)	387	525	(138)
Income taxes	15	66	(51)	74	218	(144)
Net income	$71	$76	$(5)	$313	$307	$6

(a)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	PHI (a)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017 (c)	Variance	2018	2017 (c)	Variance
Operating revenues	$1,117	$1,121	$(4)	$4,805	$4,679	$126
Operating expenses
Purchased power and fuel	422	398	24	1,831	1,716	115
Operating and maintenance	274	292	(18)	1,130	1,068	62
Depreciation and amortization	184	164	20	740	675	65
Taxes other than income	112	108	4	455	452	3
Total operating expenses	992	962	30	4,156	3,911	245
Gain on sales of assets	1	—	1	1	1	—
Operating income	126	159	(33)	650	769	(119)
Other income and (deductions)
Interest expense, net	(67)	(62)	(5)	(261)	(245)	(16)
Other, net	10	15	(5)	43	54	(11)
Total other income and (deductions)	(57)	(47)	(10)	(218)	(191)	(27)
Income before income taxes	69	112	(43)	432	578	(146)
Income taxes	7	108	(101)	35	217	(182)
Equity in earnings of unconsolidated affiliates	—	—	—	1	1	—
Net income	$62	$4	$58	$398	$362	$36

	Other (b)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017 (c)	Variance	2018	2017 (c)	Variance
Operating revenues	$(309)	$(245)	$(64)	$(1,346)	$(1,196)	$(150)
Operating expenses
Purchased power and fuel	(293)	(222)	(71)	(1,281)	(1,114)	(167)
Operating and maintenance	(80)	(72)	(8)	(267)	(291)	24
Depreciation and amortization	23	21	2	92	87	5
Taxes other than income	10	8	2	44	34	10
Total operating expenses	(340)	(265)	(75)	(1,412)	(1,284)	(128)
Loss on sales of assets	—	(1)	1	—	(1)	1
Operating income	31	19	12	66	87	(21)
Other income and (deductions)
Interest expense, net	(73)	(60)	(13)	(279)	(283)	4
Other, net	(12)	(27)	15	(37)	(102)	65
Total other income and (deductions)	(85)	(87)	2	(316)	(385)	69
Loss before income taxes	(54)	(68)	14	(250)	(298)	48
Income taxes	15	583	(568)	(55)	294	(349)
Equity in earnings of unconsolidated affiliates	1	1	—	1	—	1
Net loss	(68)	(650)	582	$(194)	$(592)	$398
Net income attributable to noncontrolling interests	—	1	(1)	1	2	(1)
Net loss attributable to common shareholders	$(68)	$(651)	$583	$(195)	$(594)	$399

(a)	PHI includes the consolidated results of Pepco, DPL and ACE.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(c)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited) (in millions)

	December 31, 2018	December 31, 2017 (a)
Assets
Current assets
Cash and cash equivalents	$1,349	$898
Restricted cash and cash equivalents	247	207
Accounts receivable, net
Customer	4,607	4,445
Other	1,256	1,132
Mark-to-market derivative assets	804	976
Unamortized energy contract assets	48	60
Inventories, net
Fossil fuel and emission allowances	334	340
Materials and supplies	1,351	1,311
Regulatory assets	1,222	1,267
Assets held for sale	904	—
Other	1,238	1,260
Total current assets	13,360	11,896
Property, plant and equipment, net	76,707	74,202
Deferred debits and other assets
Regulatory assets	8,237	8,021
Nuclear decommissioning trust funds	11,661	13,272
Investments	625	640
Goodwill	6,677	6,677
Mark-to-market derivative assets	452	337
Unamortized energy contract assets	372	395
Other	1,575	1,330
Total deferred debits and other assets	29,599	30,672
Total assets	$119,666	$116,770
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$714	$929
Long-term debt due within one year	1,349	2,088
Accounts payable	3,800	3,532
Accrued expenses	2,112	1,837
Payables to affiliates	5	5
Regulatory liabilities	644	523
Mark-to-market derivative liabilities	475	232
Unamortized energy contract liabilities	149	231
Renewable energy credit obligation	344	352
Liabilities held for sale	777	—
Other	1,035	1,069
Total current liabilities	11,404	10,798
Long-term debt	34,075	32,176
Long-term debt to financing trusts	390	389
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	11,330	11,235
Asset retirement obligations	9,679	10,029
Pension obligations	3,988	3,736
Non-pension postretirement benefit obligations	1,928	2,093
Spent nuclear fuel obligation	1,171	1,147
Regulatory liabilities	9,559	9,865
Mark-to-market derivative liabilities	479	409
Unamortized energy contract liabilities	463	609
Other	2,130	2,097
Total deferred credits and other liabilities	40,727	41,220
Total liabilities	86,596	84,583
Commitments and contingencies
Shareholders’ equity
Common stock	19,116	18,964
Treasury stock, at cost	(123)	(123)
Retained earnings	14,766	14,081
Accumulated other comprehensive loss, net	(2,995)	(3,026)
Total shareholders’ equity	30,764	29,896
Noncontrolling interests	2,306	2,291
Total equity	33,070	32,187
Total liabilities and shareholders’ equity	$119,666	$116,770

(a)	Certain immaterial prior year amounts in the Registrants' Consolidated Balance Sheets have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2018	2017 (a)
Cash flows from operating activities
Net income	$2,084	$3,876
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	5,971	5,427
Impairments of long-lived assets, intangible assets, and losses on regulatory assets	50	573
Gain on deconsolidation of business	—	(213)
Gain on sales of assets and businesses	(56)	(3)
Bargain purchase gain	—	(233)
Deferred income taxes and amortization of investment tax credits	(106)	(362)
Net fair value changes related to derivatives	294	151
Net realized and unrealized losses (gains) on NDT funds	303	(616)
Other non-cash operating activities	1,124	721
Changes in assets and liabilities:
Accounts receivable	(565)	(470)
Inventories	(37)	(72)
Accounts payable and accrued expenses	551	(388)
Option premiums (paid) received, net	(43)	28
Collateral received (posted), net	82	(158)
Income taxes	340	299
Pension and non-pension postretirement benefit contributions	(383)	(405)
Other assets and liabilities	(965)	(675)
Net cash flows provided by operating activities	8,644	7,480
Cash flows from investing activities
Capital expenditures	(7,594)	(7,584)
Proceeds from NDT fund sales	8,762	7,845
Investment in NDT funds	(8,997)	(8,113)
Reduction of restricted cash from deconsolidation of business	—	(87)
Acquisition of assets and businesses, net	(154)	(208)
Proceeds from sales of assets and businesses	91	219
Other investing activities	58	(43)
Net cash flows used in investing activities	(7,834)	(7,971)
Cash flows from financing activities
Changes in short-term borrowings	(338)	(261)
Proceeds from short-term borrowings with maturities greater than 90 days	126	621
Repayments on short-term borrowings with maturities greater than 90 days	(1)	(700)
Issuance of long-term debt	3,115	3,470
Retirement of long-term debt	(1,786)	(2,490)
Retirement of long-term debt to financing trust	—	(250)
Sale of noncontrolling interests	—	396
Dividends paid on common stock	(1,332)	(1,236)
Common stock issued from treasury	—	1,150
Proceeds from employee stock plans	105	150
Other financing activities	(108)	(83)
Net cash flows (used in) provided by financing activities	(219)	767
Increase in cash, cash equivalents and restricted cash	591	276
Cash, cash equivalents and restricted cash at beginning of period	1,190	914
Cash, cash equivalents and restricted cash at end of period	$1,781	$1,190

(a)
Certain immaterial prior year amounts in the Registrants' Consolidated Statement of Cash Flows have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$8,814	$166	(c)	$8,384	$93	(c),(e)
Operating expenses
Purchased power and fuel	4,296	21	(c),(g),(k)	3,508	61	(c),(e),(g)
Operating and maintenance	2,302	(38)	(f),(g),(h)	2,368	(53)	(f),(g),(h),(i),(l)
Depreciation and amortization	1,068	(112)	(g)	1,015	(109)	(g)
Taxes other than income	441	(1)	(h)	418	2	(i)
Total operating expenses	8,107			7,309
Gain on sales of assets and businesses	1	—		—	—
Gain on deconsolidation of business	—	—		213	(213)	(j)
Operating income	708			1,288
Other income and (deductions)
Interest expense, net	(416)	15	(c)	(365)	—
Other, net	(323)	425	(c),(d)	304	(244)	(d),(l)
Total other income and (deductions)	(739)			(61)
(Loss) income before income taxes	(31)			1,227
Income taxes	(142)	252	(c),(d),(g),(h),(k),(l)	(726)	1,110	(c),(d),(e),(f),(g),(h),(i),(j),(l)
Equity in losses of unconsolidated affiliates	(6)	—		(6)	—
Net income	105			1,947
Net (loss) income attributable to noncontrolling interests	(47)	77	(m)	67	(40)	(m)
Net income attributable to common shareholders	$152			$1,880
Effective tax rate(n)(o)	458.1%			(59.2)%
Earnings per average common share
Basic	$0.16			$1.95
Diluted	$0.16			$1.94
Average common shares outstanding
Basic	969			964
Diluted	971			967
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (c)		$0.19			$0.01
Unrealized (gains) losses related to NDT funds (d)		0.25			(0.11)
Amortization of commodity contract intangibles (e)		—			0.01
Long-lived asset impairments (f)		—			0.03
Plant retirements and divestitures (g)		0.10			0.07
Cost management program (h)		0.02			0.01
Vacation policy change (i)		—			(0.03)
Change in environmental liabilities		—			0.03
Gain on deconsolidation of business (j)		—			(0.14)
Gain on contract settlement (k)		(0.06)			—
Reassessment of deferred income taxes (l)		—			(1.30)
Noncontrolling interests (m)		(0.08)			0.04
Total adjustments		$0.42			$(1.38)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(d)
Adjustment to exclude impact of net unrealized gains and losses on Generation’s NDT funds for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(e)
Adjustment to exclude the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the ConEdison Solutions and FitzPatrick acquisitions.

(f)	Adjustment to exclude primarily charges to earnings related to the PHI impairment of the District of Columbia sponsorship intangible asset.

(g)	Adjustment to exclude primarily accelerated depreciation and amortization expenses associated with Generation's decision to early retire the Three Mile Island nuclear facility.

(h)	Adjustment to exclude primarily severance and reorganization costs related to a cost management program.

(i)	Adjustment to exclude the reversal of previously accrued vacation expenses as a result of a change in Exelon's vacation vesting policy.

(j)
Adjustment to exclude the gain recorded upon deconsolidation of ExGen Texas Power, LLC (EGTP) net liabilities, which included the previously impaired assets and related debt, as a result of the November 2017 bankruptcy filing.

(k)	Adjustment to exclude the gain on the settlement of a long-term gas supply agreement at Generation.

(l)
Adjustment to exclude in 2017, the one-time non-cash impacts associated with the Tax Cuts and Jobs Act (TCJA) (including impacts on pension obligations contained within Other) and in 2018, an adjustment to the remeasurement of deferred income taxes as a result of TCJA and changes in forecasted apportionment.

(m)
Adjustment to exclude the elimination from Generation’s results of the noncontrolling interest related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT funds at CENG.

(n)	The effective tax rate related to GAAP Net Income for the three months ended December 31, 2018 includes the impact of the Tax Cuts and Jobs Act.

(o)	The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 15.6% and 39.9% for the three months ended December 31, 2018 and 2017, respectively.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Twelve Months Ended December 31, 2018			Twelve Months Ended December 31, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$35,985	$263	(c)	$33,565	$170	(c),(e)
Operating expenses
Purchased power and fuel	16,670	(38)	(c),(i),(o)	14,035	(72)	(c),(e),(i)
Operating and maintenance	9,337	(272)	(f),(h),(i),(j),(k)	10,025	(686)	(f),(h),(i),(j),(k),(l),(q)
Depreciation and amortization	4,353	(553)	(i)	3,828	(252)	(e),(i)
Taxes other than income	1,783	(1)	(j)	1,731	2	(l)
Total operating expenses	32,143			29,619
Gain on sales of assets and businesses	56	(48)	(i)	3	1	(i)
Bargain purchase gain	—	—		233	(233)	(m)
Gain on deconsolidation of business	—	—		213	(213)	(n)
Operating income	3,898			4,395
Other income and (deductions)
Interest expense, net	(1,554)	25	(c)	(1,560)	58	(h),(p),(r)
Other, net	(112)	625	(c),(d)	947	(638)	(d),(p),(q)
Total other income and (deductions)	(1,666)			(613)
Income before income taxes	2,232			3,782
Income taxes	120	600	(c),(d),(f),(h),(i),(j),(k),(o),(q)	(126)	1,566	(c),(d),(e),(f),(g),(h),(i),(j),(k),(l),(n),(p),(q),(r)
Equity in losses of unconsolidated affiliates	(28)	—		(32)	—
Net income	2,084			3,876
Net income attributable to noncontrolling interests	74	113	(s)	90	(114)	(s)
Net income attributable to common shareholders	$2,010			$3,786
Effective tax rate(t)(u)	5.4%			(3.3)%
Earnings per average common share
Basic	$2.08			$4.00
Diluted	$2.07			$3.99
Average common shares outstanding
Basic	967			947
Diluted	969			949
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (c)		$0.26			$0.11
Unrealized losses (gains) related to NDT funds (d)		0.35			(0.34)
Amortization of commodity contract intangibles (e)		—			0.04
Merger and integration costs (f)		—			0.04
Merger commitments (g)		—			(0.14)
Long-lived asset impairments (h)		0.04			0.34
Plant retirements and divestitures (i)		0.53			0.22
Cost management program (j)		0.05			0.04
Annual asset retirement obligation update (k)		0.02			—
Vacation policy change (l)		—			(0.03)
Change in environmental liabilities		—			0.03
Bargain purchase gain (m)		—			(0.25)
Gain on deconsolidation of business (n)		—			(0.14)
Gain on contract settlement (o)		(0.06)			—
Like-kind exchange tax position (p)		—			(0.03)
Reassessment of deferred income taxes (q)		(0.02)			(1.37)
Tax settlements (r)		—			(0.01)
Noncontrolling interests (s)		(0.12)			0.12
Total adjustments		$1.05			$(1.37)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(d)
Adjustment to exclude impact of net unrealized gains and losses on Generation’s NDT funds for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(e)
Adjustment to exclude the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the ConEdison Solutions and FitzPatrick acquisitions.

(f)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities. In 2017, reflects costs related to the PHI and FitzPatrick acquisitions, offset at PHI by the anticipated recovery of previously incurred PHI acquisition costs.

(g)
Adjustment to exclude in 2017, primarily a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.

(h)
Adjustment to exclude in 2017, primarily charges to earnings related to the impairment of the ExGen Texas Power, LLC (EGTP) assets held for sale and PHI District of Columbia sponsorship intangible asset and in 2018, primarily the impairment of certain wind projects at Generation.

(i)
Adjustment to exclude in 2017, primarily accelerated depreciation and amortization expenses and one-time charges associated with Generation's previous decision to early retire the Three Mile Island nuclear facility. In 2018, primarily accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek nuclear facility, a charge associated with a remeasurement of the Oyster Creek Asset Retirement Obligation (ARO) and accelerated depreciation and amortization expenses associated with the 2017 decision to early retire the Three Mile Island nuclear facility, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(j)	Adjustment to exclude primarily severance and reorganization costs related to a cost management program.

(k)	Adjustment to exclude for Pepco, an increase related to asbestos identified at its Buzzard Point property.

(l)	Adjustment to exclude the reversal of previously accrued vacation expenses as a result of a change in Exelon's vacation vesting policy.

(m)	Adjustment to exclude the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.

(n)
Adjustment to exclude the gain recorded upon deconsolidation of EGTP's net liabilities, which included the previously impaired assets and related debt, as a result of the November 2017 bankruptcy filing.

(o)	Adjustment to exclude the gain on the settlement of a long-term gas supply agreement at Generation.

(p)	Adjustment to exclude adjustments to income tax, penalties and interest expenses as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.

(q)
Adjustment to exclude in 2017, one-time non-cash impacts associated with remeasurements of deferred income taxes as a result of the Tax Cuts and Jobs Act (TCJA) (including impacts on pension obligations contained within Other), changes in the Illinois and District of Columbia statutory tax rates and changes in forecasted apportionment. In 2018, an adjustment to the remeasurement of deferred income taxes as a result of the TCJA and changes in forecasted apportionment.

(r)	Adjustment to exclude benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI's unregulated business interests.

(s)
Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT funds at CENG.

(t)	The effective tax rate related to GAAP Net Income for the twelve months ended December 31, 2018 includes the impact of the TCJA.

(u)	The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 18.2% and 36.6% for the twelve months ended December 31, 2018 and 2017, respectively.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating
Earnings to GAAP Net Income (in millions)
Three Months Ended December 31, 2018 and 2017
(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd		PECO		BGE		PHI (a)		Other(b)	Exelon
2017 GAAP Net Income (Loss) (c)	$1.94	$2,224	$120		$107		$76		$4		$(651)	$1,880
2017 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $6, $1 and $7, respectively)	0.01	9	—		—		—		—		(1)	8
Unrealized Gains Related to NDT Funds (net of taxes of $105) (1)	(0.11)	(108)	—		—		—		—		—	(108)
Amortization of Commodity Contract Intangibles (net of taxes of $5) (2)	0.01	8	—		—		—		—		—	8
Merger and Integration Costs (net of taxes of $0, $1, $0 and $1, respectively)	—	1	—		—		1		—		(1)	1
Long-Lived Asset Impairments (net of taxes of $8, $9, $1 and $16) (3)	0.03	12	—		—		—		16		1	29
Plant Retirements and Divestitures (net of taxes of $45) (4)	0.07	70	—		—		—		—		—	70
Cost Management Program (net of taxes of $5, $1, $0 and $6, respectively) (5)	0.01	8	—		1		1		—		—	10
Vacation Policy Change (net of taxes of $16, $1, $1, $3 and $21, respectively) (6)	(0.03)	(26)	—		(1)		(1)		(5)		—	(33)
Change in Environmental Liabilities (net of taxes of $17)	0.03	27	—		—		—		—		—	27
Gain on Deconsolidation of Business (net of taxes of $83) (7)	(0.14)	(130)	—		—		—		—		—	(130)
Reassessment of Deferred Income Taxes (entire amount represents tax expense) (8)	(1.30)	(1,874)	3		(12)		5		33		588	(1,257)
Noncontrolling Interests (net of taxes of $8) (9)	0.04	40	—		—		—		—		—	40
2017 Adjusted (non-GAAP) Operating Earnings (Loss)	0.56	261	123		95		82		48		(64)	545
Year Over Year Effects on Earnings:
ComEd, PECO, BGE and PHI Margins:
Weather	0.01	—	—	(d)	2		—	(d)	3	(d)	—	5
Load	0.01	—	—	(d)	10		—	(d)	4	(d)	—	14
Other Energy Delivery (11)	(0.05)	—	6	(e)	(3)	(e)	(25)	(e)	(27)	(e)	—	(49)
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (12)	(0.04)	(39)	—		—		—		—		—	(39)
Nuclear Fuel Cost (13)	0.01	14	—		—		—		—		—	14
Capacity Pricing (14)	0.04	37	—		—		—		—		—	37
Zero Emission Credit Revenue (15)	0.04	37	—		—		—		—		—	37
Market and Portfolio Conditions (16)	(0.21)	(207)	—		—		—		—		—	(207)
Operating and Maintenance Expense:
Labor, Contracting and Materials (17)	0.04	70	(16)		—		(10)		(6)		—	38
Planned Nuclear Refueling Outages (18)	(0.01)	(13)	—		—		—		—		—	(13)
Pension and Non-Pension Postretirement Benefits	—	3	(1)		1		1		1		(1)	4
Other Operating and Maintenance (19)	0.03	(1)	(3)		(2)		(2)		15		19	26
Depreciation and Amortization Expense (20)	(0.04)	—	(17)		(3)		—		(14)		(1)	(35)
Interest Expense, Net	(0.01)	(4)	1		—		(2)		(4)		(4)	(13)
Tax Cuts and Jobs Act Savings (21)	0.15	29	55		11		25		29		(4)	145
Income Taxes (22)	0.03	4	(8)		14		6		24		(12)	28
Noncontrolling Interests (23)	0.01	14	—		—		—		—		—	14
Other (24)	0.01	16	1		—		(3)		(5)		(1)	8
2018 Adjusted (non-GAAP) Operating Earnings (Loss)	0.58	221	141		125		72		68		(68)	559
2018 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $61, $2 and $63, respectively)	(0.19)	(176)	—		—		—		—		(2)	(178)
Unrealized Losses Related to NDT Funds (net of taxes of $172) (1)	(0.25)	(243)	—		—		—		—		—	(243)
Merger Commitments (net of taxes of $1, $1 and $0, respectively)	—	—	—		—		—		(4)		4	—
Plant Retirements and Divestitures (net of taxes of $31, $1 and $32, respectively) (4)	(0.10)	(91)	—		—		—		—		1	(90)
Cost Management Program (net of taxes of $5, $0, $0, $1 and $6, respectively) (5)	(0.02)	(14)	—		(1)		(1)		(2)		—	(18)
Annual Asset Retirement Obligation Update (net of taxes of $1)	—	(4)	—		—		—		—		—	(4)
Change in Environmental Liabilities (net of taxes of $1)	—	(3)	—		—		—		—		—	(3)
Gain on Contract Settlement (net of taxes of $19, $1 and $20, respectively) (10)	0.06	56	—		—		—		—		(1)	55
Reassessment of Deferred Income Taxes (entire amount represents tax expense) (8)	—	(1)	—		—		—		—		(2)	(3)
Noncontrolling Interests (net of taxes of $15) (9)	0.08	77	—		—		—		—		—	77
2018 GAAP Net Income (Loss)	$0.16	$(178)	$141		$124		$71		$62		$(68)	$152

Note:
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT funds, the marginal statutory income tax rates for 2018 and 2017 ranged from 26.0 percent to 29.0 percent and 39.0 percent to 41.0 percent, respectively. Under IRS regulations, NDT fund returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT funds were 41.4 percent and 49.5 percent for the three months ended December 31, 2018 and 2017, respectively.

(a)	PHI consolidated results includes Pepco, DPL and ACE.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(c)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(d)	For ComEd, BGE, Pepco and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.

(e)
For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).

(1)
Reflects the impact of net unrealized gains and losses on Generation’s NDT funds for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(2)	Represents the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the ConEdison Solutions and FitzPatrick acquisitions.

(3)	Primarily reflects charges to earnings related to the PHI impairment of the District of Columbia sponsorship intangible asset.

(4)	Primarily reflects accelerated depreciation and amortization expenses associated with Generation's decision to early retire the Three Mile Island nuclear facility.

(5)	Primarily represents severance and reorganization costs related to a cost management program.

(6)	Represents the reversal of previously accrued vacation expenses as a result of a change in Exelon's vacation vesting policy.

(7)
Represents the gain recorded upon deconsolidation of ExGen Texas Power, LLC (EGTP) net liabilities, which included the previously impaired assets and related debt, as a result of the November 2017 bankruptcy filing.

(8)
In 2017, reflects the one-time non-cash impacts associated with the Tax Cuts and Jobs Act (TCJA) (including impacts on pension obligations contained within Other). In 2018, reflects an adjustment to the remeasurement of deferred income taxes as a result of TCJA and changes in forecasted apportionment.

(9)	Represents elimination from Generation’s results of the noncontrolling interest related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT funds at CENG.

(10)	Represents the gain on the settlement of a long-term gas supply agreement at Generation.

(11)
For all utilities, primarily reflects lower revenues resulting from the anticipated pass back of TCJA tax savings through customer rates. Additionally, for ComEd, increased electric distribution and energy efficiency revenues due to higher rate base. For PHI, reflects increased revenue as a result of rate increases.

(12)	Primarily reflects the permanent cease of generation operations at Oyster Creek and an increase in nuclear outage days.

(13)	Primarily reflects decreased nuclear output and decreased fuel prices.

(14)	Primarily reflects increased capacity prices in the Mid-Atlantic and Midwest regions, partially offset by a decrease in capacity prices in New England.

(15)	Reflects the impact of the Illinois Zero Emission Standard.

(16)	Primarily reflects lower realized energy prices and decreased revenues related to the sale of Generation's electrical contracting business.

(17)
For Generation, primarily reflects decreased costs related to the permanent cease of generation operations at Oyster Creek and the sale of Generation's electrical contracting business, decreased spending related to energy efficiency projects and the absence of EGTP costs resulting from its deconsolidation in the fourth quarter of 2017. For ComEd, primarily reflects increased variable compensation costs.

(18)	Primarily reflects an increase in the number of nuclear outage days in 2018, excluding Salem.

(19)	For Generation, primarily reflects the absence of EGTP costs resulting from its deconsolidation in the fourth quarter of 2017.

(20)
Reflects ongoing capital expenditures across all operating companies. For ComEd, also reflects higher amortization of deferred energy efficiency costs pursuant to the Illinois Future Energy Jobs Act (FEJA), which is offset in Other Energy and Delivery. For BGE, also reflects certain regulatory assets that became fully amortized as of December 31, 2017. For PHI, also reflects increased amortization of Pepco's DC PLUG regulatory asset, which is offset in Other Energy and Delivery.

(21)
Reflects the benefit of lower federal income tax rates and the settlement of a portion of the deferred income tax regulatory liabilities established upon enactment of TCJA, which is predominantly offset at the utilities in Other Energy Delivery as these tax benefits are anticipated to be passed back through customer rates.

(22)
For Generation, primarily reflects one-time tax adjustments, partially offset by a reduction in renewable tax credits. For ComEd, reflects increased income tax expense due to an increase in the Illinois income tax rate in July of 2017. For PECO, primarily reflects an increase in the repairs tax deduction. For ComEd, BGE and PHI, also reflects the absence of the 2017 impairments of certain transmission-related income tax regulatory assets.

(23)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG.

(24)	For Generation, primarily reflects higher realized NDT fund gains.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating
Earnings to GAAP Net Income (in millions)
Twelve Months Ended December 31, 2018 and 2017
(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd		PECO		BGE		PHI (a)		Other (b)	Exelon
2017 GAAP Net Income (Loss) (c)	$3.99	$2,710	$567		$434		$307		$362		$(594)	$3,786
2017 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $66, $2 and $68, respectively)	0.11	109	—		—		—		—		(2)	107
Unrealized Gains Related to NDT Funds (net of taxes of $286) (1)	(0.34)	(318)	—		—		—		—		—	(318)
Amortization of Commodity Contract Intangibles (net of taxes of $22) (2)	0.04	34	—		—		—		—		—	34
Merger and Integration Costs (net of taxes of $27, $0, $2, $2, $7, $1 and $25, respectively) (3)	0.04	44	1		2		2		(10)		1	40
Merger Commitments (net of taxes of $18, $52, $67 and $137, respectively) (4)	(0.14)	(18)	—		—		—		(59)		(60)	(137)
Long-Lived Asset Impairments (net of taxes of $194, $9, $1 and $204, respectively) (5)	0.34	306	—		—		—		16		(1)	321
Plant Retirements and Divestitures (net of taxes of $133, $1 and $134, respectively) (6)	0.22	208	—		—		—		—		(1)	207
Cost Management Program (net of taxes of $15, $3, $3 and $21, respectively) (7)	0.04	25	—		4		5		—		—	34
Annual Asset Retirement Obligation Update (net of taxes of $1)	—	(2)	—		—		—		—		—	(2)
Vacation Policy Change (net of taxes of $16, $1, $1, $3 and $21, respectively) (8)	(0.03)	(26)	—		(1)		(1)		(5)		—	(33)
Change in Environmental Liabilities (net of taxes of $17)	0.03	27	—		—		—		—		—	27
Bargain Purchase Gain (net of taxes of $0) (9)	(0.25)	(233)	—		—		—		—		—	(233)
Gain on Deconsolidation of Business (net of taxes of $83) (10)	(0.14)	(130)	—		—		—		—		—	(130)
Like-Kind Exchange Tax Position (net of taxes of $9, $75 and $66, respectively) (11)	(0.03)	—	23		—		—		—		(49)	(26)
Reassessment of Deferred Income Taxes (entire amount represents tax expense) (12)	(1.37)	(1,856)	1		(12)		5		34		529	(1,299)
Tax Settlements (net of taxes of $1) (13)	(0.01)	(5)	—		—		—		—		—	(5)
Noncontrolling Interests (net of taxes of $24) (14)	0.12	114	—		—		—		—		—	114
2017 Adjusted (non-GAAP) Operating Earnings (Loss)	2.62	989	592		427		318		338		(177)	2,487
Year Over Year Effects on Earnings:
ComEd, PECO, BGE and PHI Margins:
Weather	0.07	—	—	(d)	43		—	(d)	22	(d)	—	65
Load	0.06	—	—	(d)	29		—	(d)	25	(d)	—	54
Other Energy Delivery (17)	(0.24)	—	(120)	(e)	(39)	(e)	(41)	(e)	(40)	(e)	—	(240)
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (18)	0.04	37	—		—		—		—		—	37
Nuclear Fuel Cost (19)	0.02	21	—		—		—		—		—	21
Capacity Pricing (20)	0.19	186	—		—		—		—		—	186
Zero Emission Credit Revenue (21)	0.35	343	—		—		—		—		—	343
Market and Portfolio Conditions (22)	(0.61)	(592)	—		—		—		—		—	(592)
Operating and Maintenance Expense:
Labor, Contracting and Materials (23)	0.14	191	(14)		(7)		(13)		(20)		—	137
Planned Nuclear Refueling Outages (24)	0.01	13	—		—		—		—		—	13
Pension and Non-Pension Postretirement Benefits	0.03	16	—		5		1		8		(2)	28
Other Operating and Maintenance (25)	0.09	78	79		(67)		(36)		1		32	87
Depreciation and Amortization Expense (26)	(0.17)	(29)	(64)		(11)		(7)		(47)		(4)	(162)
Interest Expense, Net	—	19	1		(1)		—		(12)		(4)	3
Tax Cuts and Jobs Act Saving (27)	0.66	177	205		61		99		129		(29)	642
Income Taxes (28)	0.05	(9)	(14)		29		3		21		12	42
Noncontrolling Interests (29)	(0.19)	(183)	—		—		—		—		—	(183)
Other (30)	0.06	86	(1)		(6)		(8)		(10)		(3)	58
Share Differential (31)	(0.06)	—	—		—		—		—		—	—
2018 Adjusted (non-GAAP) Operating Earnings (Loss)	3.12	1,343	664		463		316		415		(175)	3,026
2018 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $84, $5 and $89, respectively)	(0.26)	(241)	—		—		—		—		(11)	(252)
Unrealized Losses Related to NDT Funds (net of taxes of $289) (1)	(0.35)	(337)	—		—		—		—		—	(337)
Merger and Integration Costs (net of taxes of $2) (3)	—	(3)	—		—		—		—		—	(3)
Merger Commitments (net of taxes of $1, $1 and $0, respectively)	—	—	—		—		—		(4)		4	—
Long-Lived Asset Impairments (net of taxes of $13) (5)	(0.04)	(35)	—		—		—		—		—	(35)
Plant Retirements and Divestitures (net of taxes of $178, $3 and $181, respectively) (6)	(0.53)	(514)	—		—		—		—		2	(512)
Cost Management Program (net of taxes of $12, $1, $1, $2, $0 and $16, respectively) (7)	(0.05)	(37)	—		(3)		(3)		(4)		(1)	(48)
Annual Asset Retirement Obligation Update (net of taxes of $1, $6 and $7, respectively) (15)	(0.02)	(4)	—		—		—		(16)		—	(20)
Change in Environmental Liabilities (net of taxes of $0)	—	1	—		—		—		—		—	1
Gain on Contract Settlement (net of taxes of $19, $1 and $20, respectively) (16)	0.06	56	—		—		—		—		(1)	55
Reassessment of Deferred Income Taxes (entire amount represents tax expense) (12)	0.02	28	—		—		—		7		(13)	22
Noncontrolling Interests (net of taxes of $24) (14)	0.12	113	—		—		—		—		—	113
2018 GAAP Net Income (Loss)	$2.07	$370	$664		$460		$313		$398		$(195)	$2,010

Note:
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT funds, the marginal statutory income tax rates for 2018 and 2017 ranged from 26.0 percent to 29.0 percent and 39.0 percent to 41.0 percent, respectively. Under IRS regulations, NDT fund returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT funds were 46.2 percent and 47.4 percent for the twelve months ended December 31, 2018 and 2017, respectively.

(a)	PHI consolidated results includes Pepco, DPL and ACE.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(c)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(d)	For ComEd, BGE, Pepco and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.

(e)
For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).

(1)
Reflects the impact of net unrealized gains and losses on Generation’s NDT funds for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(2)	Represents the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the ConEdison Solutions and FitzPatrick acquisitions.

(3)
Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities. In 2017, reflects costs related to the PHI and FitzPatrick acquisitions, offset at PHI by the anticipated recovery of previously incurred PHI acquisition costs. In 2018, reflects costs related to the PHI acquisition.

(4)	In 2017, primarily reflects a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.

(5)
In 2017, primarily reflects charges to earnings related to the impairment of the ExGen Texas Power, LLC (EGTP) assets held for sale and PHI District of Columbia sponsorship intangible asset. In 2018, primarily reflects the impairment of certain wind projects at Generation.

(6)
In 2017, primarily reflects accelerated depreciation and amortization expenses and one-time charges associated with Generation's previous decision to early retire the Three Mile Island nuclear facility. In 2018, primarily reflects accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek nuclear facility, a charge associated with a remeasurement of the Oyster Creek Asset Retirement Obligation (ARO) and accelerated depreciation and amortization expenses associated with the 2017 decision to early retire the Three Mile Island nuclear facility, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(7)	Primarily represents severance and reorganization costs related to a cost management program.

(8)	Represents the reversal of previously accrued vacation expenses as a result of a change in Exelon's vacation vesting policy.

(9)	Represents the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.

(10)	Represents the gain recorded upon deconsolidation of EGTP's net liabilities, which included the previously impaired assets and related debt, as a result of the November 2017 bankruptcy filing.

(11)	Represents adjustments to income tax, penalties and interest expenses as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.

(12)
In 2017, one-time non-cash impacts associated with remeasurements of deferred income taxes as a result of the Tax Cuts and Jobs Act (TCJA) (including impacts on pension obligations contained within Other), changes in the Illinois and District of Columbia statutory tax rates and changes in forecasted apportionment. In 2018, reflects an adjustment to the remeasurement of deferred income taxes as a result of the TCJA and changes in forecasted apportionment.

(13)	Reflects benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI's unregulated business interests.

(14)
Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT funds at CENG.

(15)	For Pepco, reflects an increase related to asbestos identified at its Buzzard Point property.

(16)	Represents the gain on the settlement of a long-term gas supply agreement at Generation.

(17)
For all utilities, primarily reflects lower revenues resulting from the anticipated pass back of TCJA tax savings through customer rates, partially offset by higher mutual assistance revenues. Additionally, for ComEd, reflects decreased revenues resulting from the change, effective June 1, 2018, to defer and recover over time energy efficiency costs pursuant to the Illinois Future Energy Jobs Act (FEJA), partially offset by increased electric distribution and energy efficiency revenues due to higher rate base. For PECO, BGE and PHI, reflects increased revenue as a result of rate increases.

(18)	Primarily reflects the acquisition of the FitzPatrick nuclear facility and decreased nuclear outage days, partially offset by the permanent cease of generation operations at Oyster Creek.

(19)	Primarily reflects a decrease in fuel prices, partially offset by increased nuclear output as a result of the FitzPatrick acquisition.

(20)	Primarily reflects increased capacity prices in the Mid-Atlantic, Midwest and New England regions.

(21)	Reflects the impact of the New York Clean Energy and Illinois Zero Emission Standards, including the impact of zero emission credits generated in Illinois from June 1, 2017 through December 31, 2017.

(22)
Primarily reflects lower realized energy prices , the absence of EGTP revenues net of purchased power and fuel expense resulting from its deconsolidation in the fourth quarter of 2017, lower energy efficiency revenues and decreased revenues related to the sale of Generation's electrical contracting business, partially offset by the addition of two combined-cycle gas turbines in Texas and the impacts of Generation's natural gas portfolio.

(23)
For Generation, primarily reflects decreased spending related to energy efficiency projects, decreased costs related to the sale of Generation's electrical contracting business, the absence of EGTP costs resulting from its deconsolidation in the fourth quarter of 2017 and the permanent cease of generation operations at Oyster Creek. For ComEd, primarily reflects increased variable compensation costs. Additionally, for all utilities, reflects increased mutual assistance expenses.

(24)	Primarily reflects a decrease in the number of nuclear outage days in 2018, excluding Salem.

(25)
For Generation, primarily reflects the impact of a supplemental NEIL insurance distribution and the absence of EGTP costs resulting from its deconsolidation in the fourth quarter of 2017. For ComEd, primarily reflects the change, effective June 1, 2017, to defer and recover over time energy efficiency costs pursuant to FEJA and decreased storm costs. For PECO and BGE, primarily reflects increased storm costs related to the March 2018 winter storms. Additionally, for all utilities, reflects increased mutual assistance expenses.

(26)
Reflects ongoing capital expenditures across all operating companies. For ComEd, also reflects the amortization of deferred energy efficiency costs pursuant to FEJA, which is offset in Other Energy and Delivery. For BGE, also reflects certain regulatory assets that became fully amortized as of December 31, 2017. For PHI, also reflects increased amortization of Pepco's DC PLUG regulatory asset, which is offset in Other Energy and Delivery.

(27)
Reflects the benefit of lower federal income tax rates and the settlement of a portion of the deferred income tax regulatory liabilities established upon enactment of TCJA, which is predominantly offset at the utilities in Other Energy Delivery as these tax benefits are anticipated to be passed back through customer rates.

(28)
For Generation, primarily reflects a reduction in renewable tax credits, partially offset by one-time tax adjustments. For ComEd, reflects increased income tax expense due to an increase in the Illinois income tax rate in July of 2017. For PECO, primarily reflects an increase in the repairs tax deduction. For ComEd, BGE and PHI, also reflects the absence of the 2017 impairments of certain transmission-related income tax regulatory assets.

(29)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG and the Renewables Joint Venture.

(30)	For Generation, primarily reflects higher realized NDT fund gains.

(31)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the June 2017 common stock issuance.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Generation
	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$5,069	$166	(c)	$4,657	$93	(c),(e)
Operating expenses
Purchased power and fuel	3,140	21	(c),(i),(r)	2,403	61	(c),(e),(i)
Operating and maintenance	1,337	(33)	(h),(i),(j)	1,421	(38)	(f),(h),(i),(j),(n)
Depreciation and amortization	415	(112)	(i)	412	(109)	(i)
Taxes other than income	142	(1)	(j)	130	2	(n)
Total operating expenses	5,034			4,366
Gain on deconsolidation of business	—	—		213	(213)	(m)
Operating income	35			504
Other income and (deductions)
Interest expense, net	(128)	11	(c)	(98)	—
Other, net	(342)	425	(c),(d)	299	(244)	(d),(o)
Total other income and (deductions)	(470)			201
(Loss) income before income taxes	(435)			705
Income taxes	(217)	251	(c),(d),(h),(i),(j),(o),(r)	(1,592)	1,724	(c),(d),(e),(f),(h),(i),(j),(m),(n),(o)
Equity in losses of unconsolidated affiliates	(7)	—		(7)	—
Net (loss) income	(225)			2,290
Net (loss) income attributable to noncontrolling interests	(47)	77	(p)	66	(40)	(p)
Net (loss) income attributable to membership interest	$(178)			$2,224

	Twelve Months Ended December 31, 2018			Twelve Months Ended December 31, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$20,437	$263	(c)	$18,500	$170	(c),(e)
Operating expenses
Purchased power and fuel	11,693	(38)	(c),(i),(r)	9,690	(72)	(c),(e),(i)
Operating and maintenance	5,464	(235)	(f),(h),(i),(j)	6,299	(669)	(f),(h),(i),(j),(k),(n)
Depreciation and amortization	1,797	(553)	(i)	1,457	(252)	(e),(i)
Taxes other than income	556	(1)	(j)	555	2	(n)
Total operating expenses	19,510			18,001
Gain on sales of assets and businesses	48	(48)	(i)	2	1	(i)
Bargain purchase gain	—	—		233	(233)	(l)
Gain on deconsolidation of business	—	—		213	(213)	(m)
Operating income	975			947
Other income and (deductions)
Interest expense, net	(432)	7	(c)	(440)	17	(h),(q)
Other, net	(178)	625	(c),(d)	948	(636)	(d),(o)
Total other income and (deductions)	(610)			508
Income before income taxes	365			1,455
Income taxes	(108)	588	(c),(d),(f),(h),(i),(j),(m),(o),(r)	(1,376)	1,932	(c),(d),(e),(f),(g),(h),(i),(j),(k),(m),(n),(o),(q)
Equity in losses of unconsolidated affiliates	(30)	—		(33)	—
Net income	443			2,798
Net income attributable to noncontrolling interests	73	113	(p)	88	(114)	(p)
Net income attributable to membership interest	$370			$2,710

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(d)
Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT funds for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(e)
Adjustment to exclude the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the ConEdison Solutions and FitzPatrick acquisitions.

(f)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities. In 2017, costs related to the PHI and FitzPatrick acquisitions, offset at PHI by the anticipated recovery of previously incurred PHI acquisition costs and in 2018, costs related to the PHI acquisition.

(g)	Adjustment to exclude costs incurred as part of the settlement orders approving the PHI acquisition,

(h)
Adjustment to exclude charges to earnings related to the impairment of the EGTP assets held for sale and PHI District of Columbia sponsorship intangible asset. In 2018, primarily the impairment of certain wind projects at Generation.

(i)
Adjustment to exclude in 2017, primarily accelerated depreciation and amortization expenses and one-time charges associated with Generation's previous decision to early retire the Three Mile Island nuclear facility. In 2018, primarily accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek nuclear facility, a charge associated with a remeasurement of the Oyster Creek ARO and accelerated depreciation and amortization expenses associated with the 2017 decision to early retire the Three Mile Island nuclear facility, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(j)	Adjustment to exclude severance and reorganization costs related to a cost management program.

(k)	Adjustment to exclude a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units.

(l)	Adjustment to exclude the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.

(m)
Adjustment to exclude the gain recorded upon deconsolidation of EGTP's net liabilities, which included the previously impaired assets and related debt, as a result of the November 2017 bankruptcy filing.

(n)	Adjustment to exclude the reversal of previously accrued vacation expenses as a result of a change in Exelon's vacation vesting policy.

(o)
Adjustments to exclude one-time non-cash impacts associated with remeasurements of deferred income taxes as a result of TCJA (including impacts on pension obligations contained within Other), changes in the Illinois and District of Columbia statutory tax rates and changes in forecasted apportionment. In 2018, reflects an adjustment to the remeasurement of deferred income taxes as a result of TCJA and changes in forecasted apportionment.

(p)
Adjustment to exclude the elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT funds at CENG.

(q)	Adjustment to exclude the benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI's unregulated business interests.

(r)	Adjustment to exclude the gain on the settlement of a long-term gas supply agreement.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	ComEd
	Three Months Ended December 31, 2018		Three Months Ended December 31, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments	GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,373	$—	$1,309	$—
Operating expenses
Purchased power and fuel	454	—	399	—
Operating and maintenance	360	—	332	—
Depreciation and amortization	244	—	220	—
Taxes other than income	73	—	73	—
Total operating expenses	1,131		1,024
Gain on sales of assets	—	—	1	—
Operating income	242		286
Other income and (deductions)
Interest expense, net	(87)	—	(87)	—
Other, net	13	—	10	—
Total other income and (deductions)	(74)		(77)
Income before income taxes	168		209
Income taxes	27	—	89	(3)	(c)
Net income	$141		$120

	Twelve Months Ended December 31, 2018		Twelve Months Ended December 31, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments	GAAP (a)	Non-GAAP Adjustments
Operating revenues	$5,882	$—	$5,536	$—
Operating expenses
Purchased power and fuel	2,155	—	1,641	—
Operating and maintenance	1,335	—	1,427	(2)	(e)
Depreciation and amortization	940	—	850	—
Taxes other than income	311	—	296	—
Total operating expenses	4,741		4,214
Gain on sales of assets	5	—	1	—
Operating income	1,146		1,323
Other income and (deductions)
Interest expense, net	(347)	—	(361)	14	(d)
Other, net	33	—	22	—
Total other income and (deductions)	(314)		(339)
Income before income taxes	832		984
Income taxes	168	—	417	(9)	(c),(d),(e)
Net income	$664		$567

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(c)	Adjustment to exclude one-time non-cash impacts associated with remeasurements of deferred income taxes as a result of TCJA and a change in the Illinois statutory tax rate.

(d)	Adjustments to exclude income tax and interest expenses as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.

(e)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	PECO
	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$765	$—		$729	$—
Operating expenses
Purchased power and fuel	273	—		250	—
Operating and maintenance	212	(1)	(d)	211	(1)	(d),(e)
Depreciation and amortization	77	—		73	—
Taxes other than income	38	—		38	—
Total operating expenses	600			572
Operating income	165			157
Other income and (deductions)
Interest expense, net	(33)	—		(33)	—
Other, net	3	—		3	—
Total other income and (deductions)	(30)			(30)
Income before income taxes	135			127
Income taxes	11	—		20	13	(c),(d),(e)
Net income	$124			$107

	Twelve Months Ended December 31, 2018			Twelve Months Ended December 31, 2017
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$3,038	$—		$2,870	$—
Operating expenses
Purchased power and fuel	1,090	—		969	—
Operating and maintenance	898	(4)	(b),(d)	806	(9)	(b),(d),(e)
Depreciation and amortization	301	—		286	—
Taxes other than income	163	—		154	—
Total operating expenses	2,452			2,215
Gain on sales of assets	1	—		—	—
Operating income	587			655
Other income and (deductions)
Interest expense, net	(129)	—		(126)	—
Other, net	8	—		9	—
Total other income and (deductions)	(121)			(117)
Income before income taxes	466			538
Income taxes	6	1	(b),(d)	104	16	(b),(c),(d),(e)
Net income	$460			$434

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition.

(c)	Adjustment to exclude one-time non-cash impacts associated with remeasurements of deferred income taxes as a result of TCJA.

(d)	Adjustment to exclude reorganization costs related to a cost management program.

(e)	Adjustment to exclude the reversal of previously accrued vacation expenses as a result of a change in Exelon's vacation vesting policy.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	BGE
	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$799	$—		$813	$—
Operating expenses
Purchased power and fuel	300	—		280	—
Operating and maintenance	199	(1)	(e)	184	(2)	(c),(e),(f)
Depreciation and amortization	125	—		125	—
Taxes other than income	66	—		61	—
Total operating expenses	690			650
Operating income	109			163
Other income and (deductions)
Interest expense, net	(28)	—		(25)	—
Other, net	5	—		4	—
Total other income and (deductions)	(23)			(21)
Income before income taxes	86			142
Income taxes	15	—		66	(4)	(c),(d),(e),(f)
Net income	$71			$76

	Twelve Months Ended December 31, 2018			Twelve Months Ended December 31, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$3,169	$—		$3,176	$—
Operating expenses
Purchased power and fuel	1,182	—		1,133	—
Operating and maintenance	777	(4)	(c),(e)	716	(10)	(c),(e),(f)
Depreciation and amortization	483	—		473	—
Taxes other than income	254	—		240	—
Total operating expenses	2,696			2,562
Gain on sales of assets	1	—		—	—
Operating income	474			614
Other income and (deductions)
Interest expense, net	(106)	—		(105)	—
Other, net	19	—		16	—
Total other income and (deductions)	(87)			(89)
Income before income taxes	387			525
Income taxes	74	1	(c),(e)	218	(1)	(c),(d),(e),(f)
Net income	$313			$307

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(c)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition.

(d)	Adjustment to exclude one-time non-cash impacts associated with remeasurements of deferred income taxes as a result of TCJA.

(e)	Adjustment to exclude reorganization costs related to a cost management program.

(f)	Adjustment to exclude the reversal of previously accrued vacation expenses as a result of a change in Exelon's vacation vesting policy.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	PHI
	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,117	$—		$1,121	$—
Operating expenses
Purchased power and fuel	422	—		398	—
Operating and maintenance	274	(8)	(d),(e)	292	(12)	(f),(h),(i)
Depreciation and amortization	184	—		164	—
Taxes other than income	112	—		108	—
Total operating expenses	992			962
Gain on sales of assets	1	—		—	—
Operating income	126			159
Other income and (deductions)
Interest expense, net	(67)	—		(62)	—
Other, net	10	—		15	—
Total other income and (deductions)	(57)			(47)
Income before income taxes	69			112
Income taxes	7	2	(d),(e)	108	(33)	(f),(h),(i)
Net income	$62			$4

	Twelve Months Ended December 31, 2018			Twelve Months Ended December 31, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$4,805	$—		$4,679	$—
Operating expenses
Purchased power and fuel	1,831	—		1,716	—
Operating and maintenance	1,130	(33)	(c),(d),(e)	1,068	13	(e),(f),(g),(h),(i)
Depreciation and amortization	740	—		675	—
Taxes other than income	455	—		452	—
Total operating expenses	4,156			3,911
Gain on sales of assets	1	—		1	—
Operating income	650			769
Other income and (deductions)
Interest expense, net	(261)	—		(245)	—
Other, net	43	—		54	—
Total other income and (deductions)	(218)			(191)
Income before income taxes	432			578
Income taxes	35	16	(c),(d),(h),(e)	217	10	(e),(f),(g),(h),(i)
Equity in earnings of unconsolidated affiliates	1			1
Net income	$398			$362

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(c)	Adjustment to exclude an increase at Pepco related primarily to asbestos identified at its Buzzard Point property.

(d)	Adjustment to exclude reorganization costs related to a cost management program.

(e)	Adjustment to exclude a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2016 PHI acquisitions.

(f)	Adjustment to exclude the impairment of the District of Columbia sponsorship intangible asset.

(g)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition, partially offset in 2017 by the anticipated recovery of previously incurred PHI acquisition costs.

(h)
Adjustment to exclude in 2017, one-time non-cash impacts associated with remeasurements of deferred income taxes as a result of TCJA. In 2018, the remeasurement of deferred income taxes as a result of TCJA and changes in forecasted apportionment.

(i)	Adjustment to exclude the reversal of previously accrued vacation expenses as a result of a change in Exelon's vacation vesting policy.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Other (a)
	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017 (c)
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(309)	$—		$(245)	$—
Operating expenses
Purchased power and fuel	(293)	—		(222)	—
Operating and maintenance	(80)	5	(f),(h)	(72)	—
Depreciation and amortization	23	—		21	—
Taxes other than income	10	—		8	—
Total operating expenses	(340)			(265)
Loss on sales of assets	—	—		(1)	—
Operating income	31			19
Other income and (deductions)
Interest expense, net	(73)	4	(d)	(60)	—
Other, net	(12)	—		(27)	—
Total other income and (deductions)	(85)			(87)
Loss before income taxes	(54)			(68)
Income taxes	15	(1)	(d),(f),(g),(i),(k)	583	(587)	(d),(e),(k),(l)
Equity in earnings of unconsolidated affiliates	1	—		1	—
Net loss	(68)			(650)
Net income attributable to noncontrolling interests	—	—		1	—
Net loss attributable to common shareholders	$(68)			$(651)

	Twelve Months Ended December 31, 2018			Twelve Months Ended December 31, 2017 (c)
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(1,346)	$—		$(1,196)	$—
Operating expenses
Purchased power and fuel	(1,281)	—		(1,114)	—
Operating and maintenance	(267)	4	(f),(h)	(291)	(9)	(e),(f)
Depreciation and amortization	92	—		87	—
Taxes other than income	44	—		34	—
Total operating expenses	(1,412)			(1,284)
Loss on sales of assets	—	—		(1)	—
Operating income	66			87
Other income and (deductions)
Interest expense, net	(279)	18	(d)	(283)	27	(j)
Other, net	(37)	—		(102)	(2)	(j)
Total other income and (deductions)	(316)			(385)
Loss before income taxes	(250)			(298)
Income taxes	(55)	(6)	(d),(f),(g),(i),(k)	294	(382)	(d),(e),(f),(j),(k),(l)
Equity in earnings of unconsolidated affiliates	1	—		—	—
Net loss	(194)			(592)
Net income attributable to noncontrolling interests	1	—		2	—
Net loss attributable to common shareholders	$(195)			$(594)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(c)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(e)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition.

(f)
Adjustment to exclude in 2017, primarily reflects a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.

(g)
Adjustment to exclude in 2017, primarily reflects accelerated depreciation and amortization expenses and one-time charges associated with Generation's previous decision to early retire the Three Mile Island nuclear facility. In 2018, primarily reflects accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek nuclear facility, a charge associated with a remeasurement of the Oyster Creek ARO and accelerated depreciation and amortization expenses associated with the 2017 decision to early retire the Three Mile Island nuclear facility, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(h)	Adjustment to exclude primarily represents severance and reorganization costs related to a cost management program.

(i)	Adjustment to exclude the gain on the settlement of a long-term gas supply agreement at Generation.

(j)	Adjustment to exclude adjustments to income tax, penalties and interest expenses as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.

(k)
Adjustment to exclude in 2017, one-time non-cash impacts associated with remeasurements of deferred income taxes as a result of TCJA (including impacts on pension obligations contained within Other), changes in the Illinois and District of Columbia statutory tax rates and changes in forecasted apportionment. In 2018, reflects an adjustment to the remeasurement of deferred income taxes as a result of TCJA and changes in forecasted apportionment.

(l)	Adjustment to exclude costs related to impairments at corporate.

EXELON CORPORATION
Exelon Generation Statistics

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic(a)	15,175	16,197	16,498	16,229	16,196
Midwest	23,752	23,834	23,100	23,597	23,922
New York(a)(e)	6,882	6,518	6,125	7,115	7,410
Total Nuclear Generation	45,809	46,549	45,723	46,941	47,528
Fossil and Renewables
Mid-Atlantic	1,010	853	907	900	459
Midwest	353	244	321	455	430
New England	542	1,339	816	2,035	1,258
New York	—	1	1	1	1
ERCOT	2,791	3,137	2,303	2,949	2,684
Other Power Regions(b)	2,021	2,289	2,221	1,993	1,213
Total Fossil and Renewables	6,717	7,863	6,569	8,333	6,045
Purchased Power
Mid-Atlantic	1,678	3,504	557	766	961
Midwest	263	174	223	336	355
New England	7,426	7,217	5,953	5,436	4,596
New York	—	—	—	—	—
ERCOT	1,046	1,811	2,320	1,373	1,622
Other Power Regions(b)	4,842	5,488	4,502	4,134	4,173
Total Purchased Power	15,255	18,194	13,555	12,045	11,707
Total Supply/Sales by Region
Mid-Atlantic(c)	17,863	20,554	17,962	17,895	17,616
Midwest(c)	24,368	24,252	23,644	24,388	24,707
New England	7,968	8,556	6,769	7,471	5,854
New York	6,882	6,519	6,126	7,116	7,411
ERCOT	3,837	4,948	4,623	4,322	4,306
Other Power Regions(b)	6,863	7,777	6,723	6,127	5,386
Total Supply/Sales by Region	67,781	72,606	65,847	67,319	65,280

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Outage Days(d)
Refueling(e)	76	36	94	68	60
Non-refueling(e)	18	12	2	6	18
Total Outage Days	94	48	96	74	78

(a)
Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).

(b)	Other Power Regions includes, South, West and Canada.

(c)	Includes affiliate sales to PECO, BGE, Pepco, DPL and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.

(d)	Outage days exclude Salem.

(e)	Includes the ownership of the FitzPatrick nuclear facility from March 31, 2017.

EXELON CORPORATION
Exelon Generation Statistics
Twelve Months Ended December 31, 2018 and 2017

	December 31, 2018	December 31, 2017
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic(a)	64,099	64,466
Midwest	94,283	93,344
New York(a)(c)	26,640	25,033
Total Nuclear Generation	185,022	182,843
Fossil and Renewables
Mid-Atlantic	3,670	2,789
Midwest	1,373	1,482
New England	4,731	7,179
New York	3	3
ERCOT	11,180	12,072
Other Power Regions	8,525	6,869
Total Fossil and Renewables	29,482	30,394
Purchased Power
Mid-Atlantic	6,506	9,801
Midwest	996	1,373
New England	26,033	18,517
New York	—	28
ERCOT	6,550	7,346
Other Power Regions	18,965	14,530
Total Purchased Power	59,050	51,595
Total Supply/Sales by Region
Mid-Atlantic(b)	74,275	77,056
Midwest(b)	96,652	96,199
New England	30,764	25,696
New York	26,643	25,064
ERCOT	17,730	19,418
Other Power Regions	27,490	21,399
Total Supply/Sales by Region	273,554	264,832

(a)
Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).

(b)	Includes affiliate sales to PECO, BGE, Pepco, DPL and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.

(c)	Includes the ownership of the FitzPatrick nuclear facility from March 31, 2017.

EXELON CORPORATION
ComEd Statistics
Three Months Ended December 31, 2018 and 2017

	Revenue (in millions)
	2018	2017	% Change
Rate-Regulated Electric Deliveries and Sales(a)
Residential	$664	$644	3.1%
Small commercial & industrial	355	328	8.2%
Large commercial & industrial	126	109	15.6%
Public authorities & electric railroads	11	11	—%
Other(b)	212	215	(1.4)%
Total rate-regulated electric revenues(c)	1,368	1,307	4.7%
Other Rate-Regulated Revenue(d)	5	2	150.0%
Total Electric Revenues	$1,373	$1,309	4.9%
Purchased Power	$454	$399	13.8%

Twelve Months Ended December 31, 2018 and 2017

	Revenue (in millions)
	2018	2017	% Change
Rate-Regulated Electric Deliveries and Sales(a)
Residential	$2,942	$2,715	8.4%
Small commercial & industrial	1,487	1,363	9.1%
Large commercial & industrial	538	455	18.2%
Public authorities & electric railroads	47	44	6.8%
Other(b)	867	886	(2.1)%
Total rate-regulated electric revenues(c)	5,881	5,463	7.7%
Other Rate-Regulated Revenue(d)	1	73	(98.6)%
Total Electric Revenues	$5,882	$5,536	6.3%
Purchased Power	$2,155	$1,641	31.3%

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)
Includes operating revenues from affiliates totaling $4 million and $3 million for the three months ended December 31, 2018 and 2017, respectively, and $27 million and $15 million for the twelve months ended December 31, 2018 and 2017, respectively.

(d)	Includes alternative revenue programs and late payment charges.

EXELON CORPORATION
PECO Statistics
Three Months Ended December 31, 2018 and 2017

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2018	2017	% Change	Weather- Normal % Change	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales (a)
Residential	3,264	3,084	5.8%	6.1%	$367	$358	2.5%
Small commercial & industrial	1,904	1,921	(0.9)%	(0.5)%	98	98	—%
Large commercial & industrial	3,624	3,833	(5.5)%	(5.7)%	49	55	(10.9)%
Public authorities & electric railroads	193	190	1.6%	1.4%	7	7	—%
Other(b)	—	—	n/a	n/a	62	53	17.0%
Total rate-regulated electric revenues(c)	8,985	9,028	(0.5)%	(0.5)%	583	571	2.1%
Other Rate-Regulated Revenue(d)					(5)	2	(350.0)%
Total Electric Revenue					578	573	0.9%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(e)
Residential	14,888	13,053	14.1%	5.2%	136	106	28.3%
Small commercial & industrial	6,205	6,571	(5.6)%	(3.9)%	41	41	—%
Large commercial & industrial	7	8	(12.5)%	(13.1)%	—	1	(100.0)%
Transportation	7,353	7,260	1.3%	(1.6)%	7	7	—%
Other(f)	—	—	n/a	n/a	2	1	100.0%
Total rate-regulated natural gas revenues(g)	28,453	26,892	5.8%	1.1%	186	156	19.2%
Other Rate-Regulated Revenue(d)					1	—	100.0%
Total Natural Gas Revenues					187	156	19.9%
Total Electric and Natural Gas Revenues					$765	$729	4.9%
Purchased Power and Fuel					$273	$250	9.2%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	1,647	1,512	1,575	8.9%	4.6%
Cooling Degree-Days	78	86	27	(9.3)%	188.9%

Twelve Months Ended December 31, 2018 and 2017

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2018	2017	% Change	Weather- Normal % Change	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales (a)
Residential	14,005	13,024	7.5%	3.5%	$1,566	$1,505	4.1%
Small commercial & industrial	8,177	7,968	2.6%	0.2%	404	401	0.7%
Large commercial & industrial	15,516	15,426	0.6%	0.4%	223	223	—%
Public authorities & electric railroads	761	809	(5.9)%	(5.6)%	28	30	(6.7)%
Other(b)	—	—	n/a	n/a	243	204	19.1%
Total rate-regulated electric revenues(c)	38,459	37,227	3.3%	1.4%	2,464	2,363	4.3%
Other Rate-Regulated Revenue(d)					6	12	(50.0)%
Total Electric Revenues					2,470	2,375	4.0%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(e)
Residential	43,450	37,919	14.6%	1.8%	395	331	19.3%
Small commercial & industrial	21,997	20,515	7.2%	(0.4)%	143	131	9.2%
Large commercial & industrial	65	23	182.6%	175.8%	1	1	—%
Transportation	26,595	26,382	0.8%	(3.2)%	23	23	—%
Other(f)	—	—	n/a	n/a	6	8	(25.0)%
Total rate-regulated gas revenues(g)	92,107	84,839	8.6%	(0.2)%	568	494	15.0%
Other Rate-Regulated Revenue(d)					—	1	(100.0)%
Total Natural Gas Revenues					568	495	14.7%
Total Electric and Natural Gas Revenues					$3,038	$2,870	5.9%
Purchased Power and Fuel					$1,090	$969	12.5%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	4,539	3,949	4,487	14.9%	1.2%
Cooling Degree-Days	1,584	1,490	1,411	6.3%	12.3%

Number of Electric Customers	2018	2017	Number of Natural Gas Customers	2018	2017
Residential	1,480,925	1,469,916	Residential	482,255	477,213
Small Commercial & Industrial	152,797	151,552	Small Commercial & Industrial	44,170	43,887
Large Commercial & Industrial	3,118	3,112	Large Commercial & Industrial	1	5
Public Authorities & Electric Railroads	9,565	9,569	Transportation	754	771
Total	1,646,405	1,634,149	Total	527,180	521,876

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)
Includes operating revenues from affiliates totaling $2 million for both the three months ended December 31, 2018 and 2017, and $7 million and $6 million for the twelve months ended December 31, 2018 and 2017, respectively.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

(g)
Includes operating revenues from affiliates totaling less than $1 million for both the three months ended December 31, 2018 and 2017, and $1 million for both the twelve months ended December 31, 2018 and 2017.

EXELON CORPORATION
BGE Statistics
Three Months Ended December 31, 2018 and 2017

	Revenue (in millions)
	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	$328	$327	0.3%
Small commercial & industrial	61	61	—%
Large commercial & industrial	104	98	6.1%
Public authorities & electric railroads	7	8	(12.5)%
Other(b)	81	77	5.2%
Total rate-regulated electric revenues(c)	581	571	1.8%
Other Rate-Regulated Revenue(d)	(3)	23	(113.0)%
Total Electric Revenues	578	594	(2.7)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(e)
Residential	146	148	(1.4)%
Small commercial & industrial	22	24	(8.3)%
Large commercial & industrial	36	37	(2.7)%
Other(f)	14	8	75.0%
Total rate-regulated gas revenues(g)	218	217	0.5%
Other Rate-Regulated Revenue(d)	3	2	50.0%
Total Natural Gas Revenues	221	219	0.9%
Total Electric and Natural Gas Revenues	$799	$813	(1.7)%
Purchased Power and Fuel	$300	$280	7.1%

Twelve Months Ended December 31, 2018 and 2017

	Revenue (in millions)
	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	$1,382	$1,365	1.2%
Small commercial & industrial	257	254	1.2%
Large commercial & industrial	429	427	0.5%
Public authorities & electric railroads	28	31	(9.7)%
Other(b)	327	299	9.4%
Total rate-regulated electric revenues(c)	2,423	2,376	2.0%
Other Rate-Regulated Revenue(d)	5	113	(95.6)%
Total Electric Revenues	2,428	2,489	(2.5)%
Natural Gas (in mmcfs)
Retail Deliveries and Sales (d)
Residential	491	437	12.4%
Small commercial & industrial	77	75	2.7%
Large commercial & industrial	124	119	4.2%
Other(f)	63	28	125.0%
Total rate-regulated natural gas revenues(g)	755	659	14.6%
Other Rate-Regulated Revenue(d)	(14)	28	(150.0)%
Total Natural Gas Revenues	741	687	7.9%
Total Electric and Natural Gas Revenues	$3,169	$3,176	(0.2)%
Purchased Power and Fuel	$1,182	$1,133	4.3%

Number of Electric Customers	2018	2017	Number of Natural Gas Customers	2018	2017
Residential	1,168,372	1,160,783	Residential	633,757	629,690
Small Commercial & Industrial	113,915	113,594	Small Commercial & Industrial	38,332	38,392
Large Commercial & Industrial	12,253	12,155	Large Commercial & Industrial	5,954	5,855
Public Authorities & Electric Railroads	262	272	Total	678,043	673,937
Total	1,294,802	1,286,804

(a)
Reflects delivery volumes and revenue from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)
Includes operating revenues from affiliates totaling $3 million and $1 million for the three months ended December 31, 2018 and 2017, respectively, and $8 million and $5 million for the twelve months ended December 31, 2018 and 2017, respectively.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

(g)
Includes operating revenues from affiliates totaling $8 million and $4 million for the three months ended December 31, 2018 and 2017, respectively, and $21 million and $11 million for the twelve months ended December 31, 2018 and 2017, respectively.

EXELON CORPORATION
Pepco Statistics
Three Months Ended December 31, 2018 and 2017

	Revenue (in millions)
	2018	2017	% Change
Rate-Regulated Sales(a)
Residential	$229	$213	7.5%
Small commercial & industrial	37	32	15.6%
Large commercial & industrial	214	202	5.9%
Public authorities & electric railroads	9	8	12.5%
Other(b)	46	51	(9.8)%
Total rate-regulated electric revenues(c)	535	506	5.7%
Other Rate-Regulated Revenue(d)	(4)	4	(200.0)%
Total Electric Revenues	$531	$510	4.1%
Purchased Power	$156	$137	13.9%

Twelve Months Ended December 31, 2018 and 2017

	Revenue (in millions)
	2018	2017	% Change
Rate-Regulated Sales(a)
Residential	$1,021	$964	5.9%
Small commercial & industrial	140	137	2.2%
Large commercial & industrial	846	794	6.5%
Public authorities & electric railroads	32	33	(3.0)%
Other(b)	193	199	(3.0)%
Total rate-regulated electric revenues(c)	2,232	2,127	4.9%
Other Rate-Regulated Revenue(d)	7	31	(77.4)%
Total Electric Revenues	$2,239	$2,158	3.8%
Purchased Power	$654	$614	6.5%

Number of Electric Customers	2018	2017
Residential	807,442	792,211
Small Commercial & Industrial	54,306	53,489
Large Commercial & Industrial	22,022	21,732
Public Authorities & Electric Railroads	150	144
Total	883,920	867,576

(a)
Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)
Includes operating revenues from affiliates totaling $1 million and $2 million for three months ended December 31, 2018 and 2017, respectively, and $6 million for both twelve months ended December 31, 2018 and 2017.

(d)	Includes alternative revenue programs and late payment changes.

EXELON CORPORATION
DPL Statistics
Three Months Ended December 31, 2018 and 2017

	Electric and Natural Gas Deliveries to Delaware Customers				Revenue (a) (in millions)
	2018	2017	% Change	Weather - Normal % Change	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(b)
Residential	719	686	4.8%	3.7%	$156	$158	(1.3)%
Small commercial & industrial	317	319	(0.6)%	(0.8)%	48	48	—%
Large commercial & industrial	906	861	5.2%	5.3%	26	25	4.0%
Public authorities & electric railroads	9	6	50.0%	46.7%	3	3	—%
Other(c)	—	—	n/a	n/a	46	43	7.0%
Total rate-regulated electric revenues(d)	1,951	1,872	4.2%	3.8%	279	277	0.7%
Other Rate-Regulated Revenue(e)					—	(3)	(100.0)%
Total Electric Revenues					279	274	1.8%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(f)
Residential	2,832	2,660	6.5%	0.6%	31	33	(6.1)%
Small commercial & industrial	1,303	1,267	2.8%	(3.1)%	14	13	7.7%
Large commercial & industrial	514	500	2.8%	2.7%	2	3	(33.3)%
Transportation	1,938	1,849	4.8%	3.6%	4	4	—%
Other(g)	—	—	n/a	n/a	1	2	(50.0)%
Total rate-regulated gas revenues	6,587	6,276	5.0%	0.9%	52	55	(5.5)%
Other Rate-Regulated Revenue(e)					—	1	(100.0)%
Total Natural Gas Revenues					52	56	(7.1)%
Total Electric and Natural Gas Revenues					$331	$330	0.3%
Purchased Power and Fuel					$137	$133	3.0%

Delaware Electric Service Territory				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	1,718	1,632	1,628	5.3%	5.5%
Cooling Degree-Days	80	72	22	11.1%	263.6%

Delaware Natural Gas Service Territory				% Change
Heating Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	1,718	1,632	1,673	5.3%	2.7%

Twelve Months Ended December 31, 2018 and 2017

	Electric and Natural Gas Deliveries to Delaware Customers				Revenue (a) (in millions)
	2018	2017	% Change	Weather - Normal % Change	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(b)
Residential	3,204	2,967	8.0%	1.8%	$669	$663	0.9%
Small commercial & industrial	1,344	1,317	2.1%	—%	186	187	(0.5)%
Large commercial & industrial	3,636	3,473	4.7%	3.7%	100	103	(2.9)%
Public authorities & electric railroads	33	32	3.1%	3.4%	14	14	—%
Other(c)	—	—	n/a	n/a	175	163	7.4%
Total rate-regulated electric revenues(d)	8,217	7,789	5.5%	2.3%	1,144	1,130	1.2%
Other Rate-Regulated Revenue(e)					7	9	(22.2)%
Total Electric Revenues					1,151	1,139	1.1%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(f)
Residential	8,633	7,445	16.0%	3.4%	99	90	10.0%
Small commercial & industrial	4,134	3,754	10.1%	(1.6)%	44	38	15.8%
Large commercial & industrial	1,952	1,908	2.3%	2.3%	8	8	—%
Transportation	6,831	6,538	4.5%	2.3%	16	15	6.7%
Other(g)	—	—	n/a	n/a	13	9	44.4%
Total rate-regulated gas revenues	21,550	19,645	9.7%	2.0%	180	160	12.5%
Other Rate-Regulated Revenue(e)					1	1	—%
Total Natural Gas Revenues					181	161	12.4%
Total Electric and Natural Gas Revenues					$1,332	$1,300	2.5%
Purchased Power and Fuel					$561	$532	5.5%

Delaware Electric Service Territory				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	4,713	4,203	4,624	12.1%	1.9%
Cooling Degree-Days	1,456	1,265	1,210	15.1%	20.3%

Delaware Natural Gas Service Territory				% Change
Heating Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	4,713	4,203	4,716	12.1%	(0.1)%

Number of Total Electric Customers (Maryland and Delaware)	2018	2017	Number of Delaware Gas Customers	2018	2017
Residential	463,670	459,389	Residential	124,183	122,347
Small Commercial & Industrial	61,381	60,697	Small Commercial & Industrial	9,986	9,833
Large Commercial & Industrial	1,406	1,400	Large Commercial & Industrial	18	20
Public Authorities & Electric Railroads	621	629	Transportation	156	154
Total	527,078	522,115	Total	134,343	132,354

(a)	Includes revenues from distribution customers in the Maryland and Delaware service territories.

(b)
Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenue also reflects the cost of energy and transmission.

(c)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(d)	Includes operating revenues from affiliates totaling $2 million for both three months ended December 31, 2018 and 2017 and $8 million for both twelve months ended December 31, 2018 and 2017.

(e)	Includes alternative revenue programs and late payment charges.

(f)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.

(g)	Includes revenues primarily from off-system sales.

EXELON CORPORATION
ACE Statistics
Three Months Ended December 31, 2018 and 2017

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2018	2017	% Change	Weather - Normal % Change	2018	2017	% Change
Rate-Regulated Deliveries and Sales(a)
Residential	823	811	1.5%	2.8%	$126	$135	(6.7)%
Small commercial & industrial	296	294	0.7%	0.7%	34	38	(10.5)%
Large commercial & industrial	839	842	(0.4)%	(0.3)%	40	45	(11.1)%
Public authorities & electric railroads	12	14	(14.3)%	(4.9)%	2	3	(33.3)%
Other(b)	—	—	n/a	n/a	52	51	2.0%
Total rate-regulated electric revenues(c)	1,970	1,961	0.5%	1.1%	254	272	(6.6)%
Other Rate-Regulated Revenue(d)					—	(1)	(100.0)%
Total Electric Revenues					$254	$271	(6.3)%
Purchased Power					$130	$128	1.6%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	1,595	1,598	1,598	(0.2)%	(0.2)%
Cooling Degree-Days	88	75	26	17.3%	238.5%

Twelve Months Ended December 31, 2018 and 2017

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2018	2017	% Change	Weather - Normal % Change	2018	2017	% Change
Rate-Regulated Deliveries and Sales(a)
Residential	4,185	3,853	8.6%	4.0%	$661	$619	6.8%
Small commercial & industrial	1,361	1,286	5.8%	3.5%	162	166	(2.4)%
Large commercial & industrial	3,565	3,399	4.9%	3.7%	178	189	(5.8)%
Public authorities & electric railroads	49	47	4.3%	4.5%	12	13	(7.7)%
Other(b)	—	—	n/a	n/a	227	191	18.8%
Total rate-regulated electric revenues(c)	9,160	8,585	6.7%	3.8%	1,240	1,178	5.3%
Other Rate-Regulated Revenue(d)					(4)	8	(150.0)%
Total Electric Revenues					$1,236	$1,186	4.2%
Purchased Power					$616	$570	8.1%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	4,523	4,206	4,666	7.5%	(3.1)%
Cooling Degree-Days	1,535	1,228	1,135	25.0%	35.2%

Number of Electric Customers	2018	2017
Residential	490,975	487,168
Small Commercial & Industrial	61,386	61,013
Large Commercial & Industrial	3,515	3,684
Public Authorities & Electric Railroads	656	636
Total	556,532	552,501

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)
Includes operating revenues from affiliates totaling $1 million for both three months ended December 31, 2018 and 2017, and $3 million and $2 million for the twelve months ended December 31, 2018 and 2017, respectively.

(d)	Includes alternative revenue programs and late payment charges.